                         170 UNIVERSITY AVENUE, TORONTO

         THIS LEASE, dated May 28, 1996, is made by the Landlord and Tenant named herein who, in consideration of the rents, covenants and agreements herein contained covenant and agree as follows:

                                    ARTICLE 1

                    BASIC TERMS, DEFINITIONS, INTERPRETATION

1.01     SUMMARY OF BASIC TERMS.

         (a)      (i)      Landlord:      170 University (Toronto) Partnership

                  (ii)     Address        c/o Gentra Canada Investments Inc.
                           of Landlord:   70 York Street, Suite 1400
                                          Toronto, Ontario
                                          M5J IS9

                                          Attention: Vice-President, Real Estate
                                          Telecopy: (416) 359-0880

         (b)      (i)      Tenant:        Promis Systems Corporation Ltd.

                  (ii)     Address        At the Premises
                           of Tenant:
                                          Attention: President
                                          Telecopy: (416) 960-1222

         (c)      (i)      Indemnifier:   N/A

                  (ii)     Address of     N/A
                           Indemnifier:

         (d)      Premises:               All of Floors ten (10), eleven (11),
                                          twelve (12) and thirteen (13)

         (e)      Rentable Area           Approximately 25,086 square feet
                  of Premises:            subject to Section 2.02.


         (f)      (i)      Term:          Ten (10) years, subject to Section
                                          3.01 and Section 4.01 of Schedule D
                                          hereto.

                  (ii)     Estimated
                           Commencement                    December 1, 1996
                           Date                            subject to Article 3

         (g)      Minimum Rent (Section 4.01):

                                          (i) Per Sq.        (ii)          (iii)
                  Lease Year              Ft./Year       Per Year     Per Month
                  ----------              --------       --------     ---------
                  1 - 5                   $16.00        $401,376.00   $33,448.00
                  6 - 10                  $19.00        $476,634.00   $39,719.50

         (h)      Fixturing Period
                                          One Hundred and Twenty (120) days

         (i)      Special Provisions:       Schedule D
The terms set out above are intended to be only a summary of certain basic terms of this Lease. In the event of any inconsistency between such terms and the terms hereinafter set out in this Lease, the latter shall govern.

         1.02 DEFINITIONS. In this Lease, unless there is something in the subject matter or context inconsistent therewith:

                  (a.) "ACCOUNTING PERIOD" means a calendar year or such other accounting period, not exceeding sixteen (16) months, as the Landlord may adopt from time to time for the Building;

                  (b.) "ADDITIONAL RENT" means all amounts in addition to Minimum Rent payable by the Tenant to the Landlord pursuant to this Lease, including those amounts set out in Section 4.02, but excluding Goods and Services Tax;

                  (c.) "ADMINISTRATIVE CHARGE" means the charge specified as such in Subsection 4.02(c);

                  (d.) "APPLICABLE LAWS" means all statutes, laws, by-laws, regulations, ordinances, orders and requirements of governmental or other public authorities having jurisdiction, and all amendments thereto, at any time and from time to time in force;

                  (e.) "ARCHITECT" means the architect designated by the Landlord from time to time, who shall be duly qualified to practice in Ontario and independent of the Landlord;

                  (f.) "BUILDING" means the Lands and the multi-storey building municipally known as 170 University Avenue, Toronto and all other structures, improvements, facilities and appurtenances that have been or are being constructed on the Lands, including or together with the Building Systems and the Common Areas and Facilities, all as may be altered, expanded, reduced or reconstructed from time to time;

                  (g.)     "BUILDING SYSTEMS" means:

                           (i) the HVAC System and all other systems, services, installations and facilities from time to time installed in or servicing the Building (or any portion thereof), including, but not limited to, the elevators and escalators and the following systems, services, installations and facilities: mechanical (including plumbing, sprinkler, drainage and sewage), electrical and other utilities, lighting, sprinkler, life safety (including fire prevention, communications, security and surveillance), computer (including environmental, security and lighting control), ice and snow melting, refuse removal, window washing, and music; and

                           (ii) all machinery, appliances, equipment, apparatus, components, computer software and appurtenances forming part of or used for or in connection with any of such systems, services, installations and facilities including, but not limited to, boilers, motors, generators, fans, pumps, pipes, conduits, ducts, valves, wiring, meters and controls, and the structures and shafts housing and enclosing any of them;

                  (h) "BUSINESS HOURS" means the hours from 7:30 a.m. to 6:30 p.m. Monday to Friday, inclusive, and from 9:00 a.m. to 5:00 p.m. on Saturday of each week, excepting holidays (as defined in the Interpretation Act (Ontario));

                  (i) "BUSINESS TAXES" means all taxes, rates, duties, levies, assessments, licence fees and other charges in respect of the use or occupancy of, or any business carried on, by tenants or other occupants of the Building and includes, without limitation, business taxes levied or assessed pursuant to the Assessment Act (Ontario);

                  (j) "CHANGE OF CONTROL" means, in the case of any corporation or partnership, the transfer or issue by sale, assignment, subscription, transmission on death, mortgage, charge, security interest, operation of law or otherwise (including, without limitation, any change in the constitution of a partnership), of any shares, voting rights or interest which would result in any change in the effective control of such corporation or partnership, unless (i) such change occurs as a result of trading in the shares of a corporation listed on The Toronto Stock Exchange or Montreal Stock Exchange; and (ii) the Landlord receives assurances reasonably satisfactory to it that such change will not detrimentally affect the financial capacity of such corporation or the ability of such corporation to conduct business;

                  (k) "COMMENCEMENT DATE" means the date determined pursuant to Section 3.01;

                  (l) "COMMON AREAS AND FACILITIES" means (A) those areas, facilities, improvements, installations and equipment in or around the Building that (i) are neither rented nor designated nor intended by the Landlord to be rented and (ii) are provided or designated from time to time by the Landlord for the benefit or use of more than one (1) tenant or component of the Building including, but not limited to, entrances, lobbies, access and service corridors, stairways, indoor and outdoor walkways (both open and enclosed), furniture, furnishings and fixtures, public sidewalks (to the extent maintained for the benefit of the Building), public washrooms, indoor and outdoor landscaping and landscaped areas, passageways or tunnels leading to the underground public transportation system and to other buildings or concourses or elsewhere, mailrooms, electrical, telephone, meter, valve, mechanical, storage and janitor rooms, shipping and receiving areas and loading docks, package or passenger pick-up areas, waste disposal or recycling facilities, and driveways, laneways and ramps, and
                           (B) space, facilities and installations that are made available for community service, public or other use pursuant to the Municipal and Operating Agreements, all as may be altered, expanded, reduced, reconstructed or relocated from time to time;

                  (m) "CPI" means the Consumer Price Index (All items) for the Municipality of Metropolitan Toronto, 1981=100, published by Statistics Canada or its successor, adjusted for any change in base year, or, if Statistics Canada or its successor no longer publishes such index or is no longer operated by the Government of Canada, such other price index as the Landlord may substitute acting reasonably; in the case of any such substitution the Landlord shall be entitled to make all necessary conversions for purposes of comparison;

                  (n) "EVENT OF DEFAULT" means any event specified as such in Section 14.01;

                  (o) "EXPERT" means architect, engineer, chartered accountant, quantity surveyor, or other professional consultant, in any case appointed by the

                           Landlord and, in the reasonable opinion of the Landlord, qualified to perform the function for which he or she is retained;

                  (p) "FIXTURING PERIOD" means the number of days, if any, specified in Subsection 1.01(h) prior to the Commencement Date allowed the Tenant to perform its fixturing of the Premises after the Landlord has delivered the Premises to it for such purpose;

                  (q) "GOODS AND SERVICES TAX" means all goods and services taxes, value added, sales, use, consumption or other similar taxes of whatever name imposed by the Government of Canada or by any provincial or local government;

                  (r) "HVAC SYSTEM" means all interior climate control (including heating, ventilating and air-conditioning) systems, installations, equipment and facilities in or servicing the Building that are provided or designated from time to time by the Landlord for the benefit of more than one (1) tenant or component of the Building;

                  (s) "INDEMNIFIER" means the Person, if any, named as Indemnifier in Subsection 1.01(c) and who has executed or agreed to execute the indemnity agreement attached to this Lease as Schedule E, if applicable;

                  (t) "LANDLORD" means the party named in Subsection 1.01(a) and its successors and assigns;

                  (u)      "LARGE CORPORATIONS TAX" means any tax payable under
                           Part I.3 of the Income Tax Act (Canada) or any successor provisions thereto of a similar nature;

                  (v) "LANDS" means the lands more particularly described in Schedule A hereto, as they may be altered, expanded or reduced from time to time;

                  (w) "LEASE" means this lease as it may be amended from time to time in accordance with the provisions hereof;

                  (x) "LEASEHOLD IMPROVEMENTS" means all fixtures, improvements, installations, alterations and additions from time to time made, erected or installed by or on behalf of the Tenant or any former occupant in the Premises, including internal stairways, doors, hardware, partitions (including moveable partitions) and wall-to-wall carpeting with the exception of such carpeting where laid over vinyl, tile or other finished floor and removable without damage to such floor, but excluding trade fixtures, drapes, and furniture and equipment not of the nature of fixtures;

                  (y) "LEASE YEAR" means, in the case of the first Lease Year, the period beginning on the Commencement Date and ending on the last day of the 12th consecutive full month after the expiry of the calendar month in which the Commencement Date occurs (except that if the Commencement Date occurs on the first day of a calendar month, the first Lease Year shall end on the day prior to the first anniversary of the Commencement Date) and, in the case of the second and each subsequent Lease Year, means consecutive periods each of twelve (12) consecutive full months, with the second Lease Year commencing immediately after the first Lease Year;

                  (z)      "MINIMUM RENT" means the rent payable pursuant to
                           Section 4.01;

                  (aa) "MORTGAGE" means any mortgage, charge or security instrument (including a deed of trust or mortgage securing bonds) and all extensions, modifications and renewals thereof which may now or hereafter affect the Lands;

                  (bb) "MORTGAGEE" means the mortgagee, chargee or secured party or trustee for bondholders, as the case may be, who from time to time holds a Mortgage;

                  (cc) "MUNICIPAL AND OPERATING AGREEMENTS" means collectively (i) any and all agreements made pursuant to Section 36 or Section 40 of the Planning Act, 1983 (Ontario) and any other similar or successor provisions, (ii) development, site plan, landscaping, sidewalk improvement, tunnel, lane closing, building conservation, restoration or heritage agreements and
                           (iii) any other agreements with The Corporation of the City of Toronto, the Municipality of Metropolitan Toronto and others (including the owners of the various parts of the development, other real estate projects and the Toronto Transit Commission) relating to the development, construction, use and/or operation and/or shared access to the Building or other adjacent developments, or any part or parts thereof, in each case whether now or hereafter entered into and as the same may be amended from time to time;

                  (dd) "OPERATING COSTS" means all costs, expenses, fees, rentals, disbursements and outlays as specified in
                           Section 7.07 but excluding or deducting therefrom such costs, expenses, fees, rentals, disbursements and outlays specified as exclusions or deductions, as the case may be, in Sections 7.08 and 7.09;

                  (ee) "PERSON", according to the context, includes any person, corporation, firm, partnership or other entity, any group of persons, corporations, firms, partnerships or other entities, or any combination thereof;

                  (ff) "PREMISES" means that part of the Building identified in Subsection 1.01(d) and approximately as shown cross-hatched on the floor plan(s) attached as Schedule B; notwithstanding the definition of Rentable Area the boundaries of the Premises are as follows: (i) the interior face of all exterior walls, doors and windows; (ii) the interior face of all interior walls, doors and windows separating the Premises from Common Areas and Facilities; (iii) the centre line of all interior walls separating the Premises from adjoining leasable premises; and (iv) the top surface of the structural subfloor and the bottom surface of the structural ceiling; provided that any Building Systems which are located in the Premises do not form part of the Premises;

                  (gg) "PRIME" means the annual rate of interest announced from time to time by the Landlord's bank (which shall be a Canadian chartered bank listed in Schedule I to the Bank Act designated by the Landlord from time to time) as the daily rate of interest used by such bank as a reference rate in setting rates of interest for commercial loans of Canadian dollars and commonly referred to by such bank as its Canadian "prime rate";

                  (hh) "PROPERTY TAXES" means all taxes, rates, duties, levies, fees, charges (including local improvement charges) and assessments whatsoever, imposed, assessed, levied, rated or charged against the Building or any part thereof from time to time by any lawful taxing authority whether school, municipal, regional, provincial, federal, or otherwise and any taxes or other amounts which are imposed in lieu of, or in addition to, any of the foregoing whether or not in existence at the commencement of the Term and whether of the foregoing character or not and any such taxes levied against the Landlord or any owner on account of its ownership of the Building or its interest therein or the rents payable to any such Person by tenants or other occupants of the Building but excluding taxes on the income or profits of the Landlord except to the extent that they are levied in lieu of the foregoing and excluding Goods and Services Tax;

                  (ii) "PROPORTIONATE SHARE" means a fraction which has (i) as its numerator the Rentable Area of the Premises and (ii) as its denominator the Rentable Area of the Building;

                  (jj) "RENT" means all Minimum Rent and Additional Rent payable pursuant to this Lease;

                  (kk) "RENTABLE AREA", in the case of the Premises or any other premises included in the Rentable Area of the Building, means the area expressed in square feet, as verified by the Architect or the Surveyor, of all floors of such premises, determined as follows:

                           (i) in the case of premises on a floor above the street entrance level floor occupied entirely by one (1) tenant, the Rentable Area shall be all the floor area within the exterior walls calculated by measuring from the inside face of the glass of the exterior walls, without deduction for columns and projections, and including elevator lobbies, service corridors, washrooms, electrical, telephone, meter, valve, mechanical, storage and janitor rooms and any internal or special stairways and/or elevators for the specific use of the particular tenant but excluding other stairways, elevator shafts, flues, pipe shafts and vertical ducts; and

                           (ii) in the case of premises on a floor above the street entrance level floor occupied by more than one (1) tenant, the Rentable Area shall be the aggregate of (A) all floor area within the exterior walls of such premises calculated by measuring from the inside face of the glass of the exterior walls to the finished surface of the corridor side of the corridor partitions and to the centre line of demising partitions, without deduction for columns and projections, but excluding elevator lobbies, service corridors, washrooms, electrical, telephone, meter, valve, mechanical, storage and janitor rooms, stairways and elevator shafts supplied by the Landlord for use in common with other tenants within the relevant floors; and (B) a share of the area of Common Areas and Facilities located on such floor, such share to be in the same proportion to such area that the area of the space referred to in clause (A) above is to the total Rentable Area of such floor determined without reference to this clause
                                    (B); and (C) any service areas or corridors which are for the exclusive use of the particular tenant, and including internal or special stairways and elevators; and

                           (iii) in the case of premises on or below the street entrance level floor, the Rentable Area shall be determined pursuant to clauses
                                    (A) and (C) of paragraph 1.02(kk)(ii) above without reference to clause (B) thereof;

                  it being acknowledged that the Rentable Area of the Premises or the Building or any other space will be adjusted from time to time to reflect any alteration, expansion, reduction, construction or relocation;

                  (ll) "RENTABLE AREA OF THE BUILDING" means the aggregate of the Rentable Area of all premises in the Building that are rented, or designated or intended by the Landlord to be rented, for offices or business purposes (whether actually rented or not) and, for greater certainty, excludes Storage Areas;

                  (mm) "RULES AND REGULATIONS" means the rules and regulations made by the Landlord from time to time pursuant to Section 8.04; the Rules and Regulations existing as at the Commencement Date are those annexed hereto as Schedule C;

                  (nn) "SALES TAXES" means all sales taxes, Goods and Services Tax and other taxes, rates, duties, levies, fees, charges and assessments whatsoever, whether or not in existence at the commencement of the Term, imposed, assessed, levied, rated or charged on the Tenant or the Landlord in respect of the Rent payable by the Tenant to the Landlord or the rental of the Premises or the provision of any goods, services or utilities whatsoever by the Landlord to the Tenant under this Lease;

                  (oo) "STORAGE AREAS" means those areas in the Building, if any, which are designated or intended from time to time by the Landlord to be rented to tenants or other occupants for storage purposes;

                  (pp) "SURVEYOR" means the professional land or quantity Surveyor for the Building designated by the Landlord from time to time, who shall be duly qualified to practice in Ontario and who shall be independent of the Landlord;

                  (qq) "TENANT" means the party named in Subsection 1.01(b) and its heirs, executors, administrators and permitted successors and assigns;

                  (rr) "TERM" means the period specified in Section 3.01, as it may be extended or renewed by the Tenant pursuant to the options given to the Tenant to extend or renew this Lease, if any;

                  (ss) "TRANSFER" means an assignment of this Lease in whole or in part, a sublease of all or any part of the Premises, any transaction whereby the rights of the Tenant under this Lease or to the Premises are transferred to another Person, any transaction by which any right of use or occupancy of all or any part of the Premises is conferred upon any Person, any mortgage, charge or encumbrance of this Lease or the Premises or any part thereof or other arrangement under which either this Lease or the Premises become security for any indebtedness or other obligations and includes any transaction or occurrence whatsoever (including, but not limited to, expropriation, receivership proceedings, seizure by legal process and transfer by operation of law), which has changed or might change the identity of the Person having lawful use or occupancy of any part of the Premises;

                  (tt) "TRANSFEREE" means the Person to whom a Transfer is or is to be made; and

                  (uu) "UNAVOIDABLE DELAY" means any cause beyond the control of the party affected thereby which prevents the performance by such party of any obligation hereunder and not caused by its default or act of commission or omission and not avoidable by the exercise of reasonable care, including, without limitation, strikes, lockouts or other labour disputes, the enactment, amendment or repeal of any Applicable Laws, and shortages or unavailability of labour or materials, but excluding lack of funds or financial inability.

         1.03 NUMBER, GENDER, LIABILITY. The grammatical changes required to make the provisions of this Lease apply in the plural sense where the Tenant or Indemnifier comprises more than one Person and to corporations, firms, partnerships, or individuals, male or female, will be assumed as though in each case fully expressed. If the Tenant consists of more than one Person, the covenants of the Tenant shall be deemed to be joint and several covenants of each such Person. If the Tenant is a partnership each Person who is presently a member of such partnership, and each Person who becomes a member of any successor partnership, shall be and continue to be liable jointly and severally for the performance of this Lease, whether or not such Person ceases to be a member of Such partnership or successor partnership.

         1.04 NO LIMITATION. Whenever a statement or provision in this Lease is followed by words denoting inclusion or example (such as "including" or "such as") and then a list of, or reference to, specific matters or items, such list or reference shall not be read so as to limit or restrict the generality of such statement or provision, even though words such as "without limitation" or "without limiting the generality of the foregoing" do not precede such list or reference.

         1.05 HEADINGS AND CAPTIONS. The table of contents, Article numbers, Article headings, Section numbers and Section headings are inserted for convenience of reference only and are not to be considered when interpreting this Lease.

         1.06 OBLIGATIONS AS COVENANTS. Each obligation of the Landlord or the Tenant expressed in this Lease shall be a covenant for all purposes.

         1.07 ENTIRE AGREEMENT. This Lease contains all the representations, warranties, covenants, agreements, conditions and understandings between the parties concerning the Premises and the subject matter of this Lease and may be amended only by an agreement in writing signed by the Landlord and the Tenant.

         1.08 GOVERNING LAW. This Lease shall be interpreted under and is governed by the laws of the Province of Ontario.

         1.09 CURRENCY. All Rent and other amounts of money in this Lease are expressed in and refer to Canadian dollars and shall be paid in the lawful currency of Canada.

         1.10 SEVERABILITY. If any provision of this Lease is illegal or unenforceable it shall be considered severable from the remaining provisions of this Lease, which shall remain in force.

         1.11 SUCCESSORS AND ASSIGNS. This Lease and everything herein contained shall benefit and bind the successors and assigns of the Landlord and the heirs, executors, administrators and permitted successors and assigns of the Tenant.

         1.12 SCHEDULES. The Schedules shall form part of this Lease and are as follows:

                        Schedule A - Description of Lands
                        Schedule B - Floor Plan
                        Schedule C - Rules and Regulations
                        Schedule D - Special Provisions
                        Schedule E - Indemnity Agreement (Intentionally Deleted) Schedule F - Lease Takeover Provisions

         1.13 TIME OF THE ESSENCE. Time is of the essence of this Lease and every part thereof.

                                    ARTICLE 2

                                 GRANT OF LEASE

         2.01 DEMISE. The Landlord hereby leases the Premises to the Tenant to have and to hold during the Term. The Tenant takes the Premises on lease from the Landlord and covenants to pay the Rent and to observe and perform all the covenants and obligations to be observed and performed by the Tenant pursuant to this Lease.

         2.02 RENTABLE AREA. The estimated Rentable Area of the Premises is set out in Subsection 1.01(e). The Rentable Area of the Premises shall be conclusively determined by the Architect or the Surveyor in accordance with the BOMA standard of measurement and shall be verified by the Architect or the Surveyor, a copy of which shall be given to the Tenant. Such determination shall be binding upon both the Landlord and the Tenant. The Architect or the Surveyor will recalculate the Rentable Area of the Premises whenever required because of a rearrangement of partitions or other changed condition on the floor or floors on which the Premises are located.

         2.03 EXAMINATION OF PREMISES. The Tenant shall examine the Premises before taking possession and notify the Landlord prior to taking possession of any defect in the condition thereof. The Tenant agrees that there is no promise, representation and undertaking by or binding upon the Landlord with respect to any alteration, remodelling or decoration of the Premises or with respect to the installation of equipment or fixtures in the Premises, except as expressly provided in this Lease.

                                    ARTICLE 3

                                      TERM

         3.01 TERM. The Term of this Lease shall commence on the Commencement Date, which will be December 1, 1996, and shall end on the last day of the calendar month after the expiry of the period set out in paragraph 1.01(f)(i), unless terminated earlier pursuant to this Lease.

         3.02 CERTIFICATE AS TO COMMENCEMENT DATE. The determination of the Commencement Date pursuant to Section 3.01 will be made by the Landlord or, in the event of a dispute, by an Expert. The Landlord and the Tenant will execute a certificate confirming the Commencement Date if either party requests such a certificate.

         3.03 EARLY OCCUPANCY. The Tenant shall be permitted to perform the Tenant's Work (as hereinafter defined) during the Fixturing Period provided the Tenant shall comply with all of the terms and conditions contained in this Lease to be performed by the Tenant save for the payment of Minimum Rent and Additional Rent during such period.

                                    ARTICLE 4

                                      RENT

         4.01 MINIMUM RENT. The Tenant shall pay to the Landlord, in and for each Lease Year, Minimum Rent in the amount per square foot of the Rentable Area of the Premises set out in paragraph 1.01(g)(i) for the respective Lease Year, by equal consecutive monthly instalments in advance on the first day of each month in the amount set out in paragraph 1.01(g)(iii) for such Lease Year, subject to the adjustment provisions of Section 4.05. If the Commencement Date is not the first day of a calendar month, the Tenant shall pay, on such Commencement Date, as

                  Minimum Rent, for the period from the Commencement Date to the last day of the relevant calendar month, inclusive, an amount calculated by multiplying the annual Minimum Rent for the first Lease Year by the number of days during such period and dividing by three hundred and sixty-five (365), and the first regular instalment of Minimum Rent for such first Lease Year shall be paid on the first day of the calendar month next following the Commencement Date.

         4.02 ADDITIONAL RENT. The Tenant shall also pay to the Landlord throughout the Term as Additional Rent:

                  (a) the Tenant's share of Property Taxes and other taxes payable to the Landlord in accordance with Article 7;

                  (b) the Tenant's Proportionate Share of Operating Costs, which Operating Costs shall be as specified in
                           Article 7; and

                  (c)      the aggregate of:

                                    (i)      costs of utilities in accordance
                                             with Sections 6.02 and 6.03;

                                    (ii)     costs of any additional services in
                                             accordance with Section 6.05; and

                                    (iii)   such other costs, charges, amounts
                                            and expenses as are required to be
                                            paid by the Tenant to the Landlord
                                            under this Lease (other than those
                                            referred to in subsections 4.02(a)
                                            and (b), above);

                  plus, in respect of each such cost, charge, amount or expense referred to in this subsection 4.02(c), an administrative charge of fifteen percent (15%) thereof.

Except as otherwise provided in this Lease, all Additional Rent shall be payable within fifteen (15) days of receipt by the Tenant of an invoice, statement or demand therefor from or on behalf of the Landlord.

         4.03 PAYMENT OF ADDITIONAL RENT. Before the commencement of each Accounting Period the Landlord shall notify the Tenant of the estimated amount for such Accounting Period of:

                  (a) the Tenant's share of Property Taxes and other taxes payable to the Landlord;

                  (b)      the Tenant's Proportionate Share of Operating Costs;
                           and

                  (c) such other items of Additional Rent as the Landlord may estimate in advance.

The Tenant shall pay such estimated amount in monthly instalments, as notified by the Landlord to the Tenant, in advance on the first day of each month during such Accounting Period. The Landlord may from time to time during an Accounting Period re-estimate any items of Additional Rent and may fix monthly instalments for the then remaining balance of the Accounting Period so that such items will have been entirely paid during such Accounting Period. Within one hundred and twenty (120) days after the end of such Accounting Period the Landlord shall determine and provide the Tenant with a statement in reasonable detail for the relevant Accounting Period of the Tenant's Proportionate Share of Operating Costs, the Tenant's share of Property Taxes and such other items of Additional Rent as the Landlord estimated in advance. If the total of the monthly instalments paid by the Tenant in respect of estimated Additional Rent for such Accounting Period is less than the amount of Additional Rent payable for such Accounting Period shown on such statement, the Tenant shall pay the difference to the

Landlord. If the total of such monthly instalments paid is greater than the amount of the Additional Rent payable for such Accounting Period, the difference shall either, at the option of the Landlord, be repaid to the Tenant with such statement, be applied in payment of other amounts owing by the Tenant, or be applied in reduction of future payments due under this Lease. The Landlord shall provide the Tenant as soon as reasonably possible following each Lease year with a certificate of the Landlord's auditor confirming the fairness of the Landlord's determination of Operating Costs, which shall be binding upon the parties.

         4.04 ACCRUAL OF RENT. Rent shall be considered as accruing from day to day hereunder from the Commencement Date and where it becomes necessary for any reason to calculate such Rent for an irregular period during the relevant Lease Year or Accounting Period an appropriate apportionment and adjustment shall be made on a per diem basis based upon the relevant Lease Year or Accounting Period.

         4.05 ADJUSTMENT OF RENT. If and whenever the Rentable Area of the Premises is revised in accordance with Section 2,02, the Minimum Rent for any Lease Year or relevant portion thereof, affected by such revision, shall be recalculated by multiplying such revised Rentable Area by the amount per square foot of Rentable Area of the Premises set out in paragraph 1.0 1 (g)(i) for such Lease Year and the amount of the annual Minimum Rent for such Lease Year, or relevant portion thereof, and the equal monthly instalments for such Lease Year, or relevant portion thereof, shall be amended accordingly. There shall be a corresponding recalculation of the Tenant's Proportionate Share and amounts payable as Additional Rent. Upon any such recalculation, the Landlord and the Tenant shall make the appropriate adjustments in respect of earlier payments of Minimum Rent and Additional Rent affected by any such recalculation.

         4.06 PAYMENTS GENERALLY. Payments by the Tenant to the Landlord of whatsoever nature required or contemplated by this Lease shall:

                  (a) be made when due hereunder, without prior demand therefor and without any abatement, set-off, compensation or deduction whatsoever (except for any abatement under Section 11.02), at the office of the Landlord as set out in Subsection 1. 0 1 (a) or at such other place as the Landlord may designate from time to time to the Tenant;

                  (b) be applied towards amounts then outstanding hereunder in such manner as the Landlord determines;

                  (c) bear interest daily from the due date to the date of payment, calculated daily, at the rate per annum which is five percent (5%) above Prime;

                  (d) in addition to all amounts payable by the Tenant under this Lease as Rent, the Tenant shall pay, at the earlier of the time provided for in applicable legislation or at the time such Rent is required to be paid under this Lease, all Goods and Services Taxes calculated on or in respect of amounts payable by the Tenant as Rent under this Lease and, notwithstanding that Goods and Services Taxes are not Additional Rent under this Lease, the Landlord shall have the same rights and remedies for the recovery of such amounts payable as Goods and Services Tax as it has for amounts payable as Additional Rent under this Lease.

         4.07 NET LEASE. The Tenant acknowledges and agrees that it is intended that this Lease shall be a completely carefree net lease for the Landlord and that the Landlord shall not be responsible during the Term for any costs, charges, expenses and outlays of any nature whatsoever arising from or relating to the Premises, whether foreseen or unforeseen and whether or not within the contemplation of the parties at the commencement of the Term, except as shall be otherwise expressly provided in this Lease

         4.08 THIRTEENTH FLOOR OPERATING COSTS. The Landlord acknowledges and agrees that during the Term and any renewals or extensions thereof, the Tenant shall not be responsible for the Tenant's share of Property Taxes or the Tenant's Proportionate Share of Operating Costs in respect of the entire Rentable Area of the Premises located on the thirteenth floor of the Building, being approximately 1,817 square feet.

                                    ARTICLES

                  CONTROL AND OPERATION OF BUILDING BY LANDLORD

         5.01 OPERATION OF THE BUILDING BY THE LANDLORD. Subject to the other provisions of this Lease, the Landlord or its agents will operate the Building as would a prudent owner of a comparable development of similar age, size and location in the City of Toronto and will maintain, clean, light, heat, ventilate and air condition the Common Areas and Facilities as may be appropriate during Business Hours or at such other times as the Landlord may deem necessary or the Landlord may agree to provide such services to the Tenant in accordance with Article 6. Subject to Article 11, if there should be an interruption in any of the Building Systems that are essential to the effective operation of the Building the Landlord shall proceed with reasonable diligence to end such interruption (such repair not to unreasonably interfere with the Tenant's, permitted use of the Premises) but in no event will the Tenant be entitled to any compensation or to any abatement or repayment of Rent,

         5.02 RIGHT TO USE COMMON AREAS AND FACILITIES. The Tenant shall be entitled, subject to the terms of this Lease, to the non-exclusive benefit or use (as may be appropriate) of the Common Areas and Facilities, in common with the other tenants or occupants of the Building and with all others entitled thereto.

         5.03 CONTROL OF THE BUILDING BY THE LANDLORD. The Landlord has at all times exclusive control of the Building and its management and operation, but not so as to deny the Tenant access to the Premises except in an emergency. Without limiting the generality of the foregoing, at any time and from time to time, the Landlord may:

                  (a) close all or part of the Building to the extent necessary, in the opinion of the Landlord's legal counsel, to prevent the public or any Person from obtaining rights therein other than the rights that would ordinarily accrue to tenants in respect of their leased premises under a lease such as this;

                  (b) retain contractors and employ all personnel, including supervisory personnel and managers, that the Landlord considers necessary for the effective maintenance, repair, operation, administration or management of the Building;

                  (c) temporarily obstruct or close off all or any part of the Building (except the Premises) or the Common Areas and Facilities for the purpose of maintenance, repair, replacement or construction of any component or phase of the Building or for the purpose of integrating components of the Building or integrating the Building with any other components or phases of other adjacent developments provided that the Landlord shall not block or interfere with the Tenant's means of access to the Premises during Business Hours except in the event of an emergency as determined by the Landlord, acting reasonably;

                  (d) make, modify and terminate agreements pertaining to the use, maintenance, repair, operation, administration and management of all or any part of the Building and the Common Areas and Facilities including the Municipal and Operating Agreements and other agreements with the owner or owners of any components of any other developments; and

                  (e) do and perform such other acts in and to the Building or its component parts as the Landlord determines to be advisable for the proper and efficient operation of the Building.

         5.04 LANDLORD'S ALTERATIONS. At any time and from time to time, the Landlord may:

                  (a) dedicate or convey portions of the Building to any governmental or public authority or other Person and grant easements, rights-of-way, restrictive covenants or other interests in the Building; and

                  (b) construct in or adjoining the Building such improvements as it deems appropriate in its absolute discretion and make alterations or additions to, or change the location of, or expand or reduce any part of any buildings, facilities, improvements and areas from time to time in the Building, other than the Premises, but including, without limitation, the Common Areas and Facilities, or permit any such action to be taken.

         5.05 NO LIABILITY. Neither the exercise by the Landlord of its rights under this Article 5 nor any noise, dust, vibration or other consequences of construction, alteration, expansion, reduction or reconstruction from time to time of the various parts or components of the Building or of improvements on adjoining properties shall entitle the Tenant to any reduction in Rent, result in any liability of the Landlord to the Tenant or in any other way affect this Lease or the Tenant's obligations hereunder.

                                    ARTICLE 6

                       HVAC, UTILITIES AND OTHER SERVICES

         6.02     HEATING, VENTILATING AND AIR CONDITIONING.

                           (a) The Landlord shall provide processed air in such quantities and at such temperatures as shall maintain in the Premises conditions of reasonable temperature and comfort during Business Hours. If the Tenant requests the provision of processed air outside Business Hours, the Landlord shall provide such processed air at the Tenant's cost determined in accordance with the Landlord's standard rate schedule for such additional service in effect from time to time.

                           (b) If the Tenant requests interior climate control services that, in the Landlord's reasonable opinion, differ in any material respect from the standard services provided by the Landlord to office tenants in the Building (such as, for example, special requirements for computer installations), the Landlord will provide such services if the Landlord determines, in its sole discretion, that the provision of such services is within the capacity of the HVAC System, would not affect the operation, aesthetics or structure of the Building, would not reduce the efficiency of the existing interior climate control services provided to other tenants or parts of the Building, and is otherwise feasible. The Tenant will pay to the Landlord all costs, both non-recurring and recurring, of providing such services. Such costs will be determined by the Landlord in a reasonable manner and the Landlord may use an Expert to assist it in determining such costs. The Landlord may discontinue such services if this becomes necessary to maintain or provide an equitable standard of service to all tenants of the Building.

                           (c) Notwithstanding Subsection 6.01(a) the Landlord shall not be responsible for inadequate performance of the HVAC System
                                    (i) if this is attributable to any
                                    construction or installation done by or on behalf of the Tenant, any arrangement of partitioning in the Premises or changes therein, the failure to shade windows which are exposed to the sun, the production by the Tenant of smoke, odours or contaminated air which the HVAC System is not designed to accommodate, or any use of electrical power by the Tenant which exceeds the standard of normal use as determined by the Landlord acting reasonably, (ii) if the occupancy level of the Premises exceeds one person to every two hundred (200) square feet of Rentable Area of the Premises on an open floor basis, or (iii) if the Tenant does not keep the heating, ventilation or air conditioning vents or air returns free and clear of all obstructions.

                           (d) The interior office layout or partitioning of the Premises shall be modified by the Tenant, if necessary, in accordance with the reasonable requirements of the Landlord to secure maximum efficiency of the HVAC System serving the Premises. The Tenant shall comply with all the Rules and Regulations pertaining to the operation and regulation of those portions of the HVAC System within and serving the Premises, failing which the Landlord shall be entitled to take such steps as it deems advisable including, without limitation, entering upon the Premises and taking the necessary corrective action, and the Tenant will pay to the Landlord all costs incurred by the Landlord in so doing as Additional Rent.

         6.02     ELECTRICITY AND OTHER UTILITIES.

                           (a) The Landlord will provide and permit the Tenant to use the electricity, domestic water, sewage disposal and other utility services serving the Building. Such services will be provided in such quantities as the Landlord, acting reasonably, from time to time determines to constitute normal use for office tenants in the Building. The Tenant shall not in any event overload the capacity of any such service. The Tenant shall not bring onto the Premises any installations, appliances or business machines which are likely to consume significant amounts of electricity or other utilities or which require special venting without the prior written consent of the Landlord, such consent not to be unreasonably withheld.

                           (b) The Landlord shall replace building standard and, at the Landlord's election, non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls in the Premises. In carrying out its obligation, the Landlord may adopt a system of periodic group relamping in accordance with sound building management practices.

                           (c) Costs relating to the use by the Tenant of electricity and other utility services in quantities which is normal use for office tenants in the Building, as determined by the Landlord, acting reasonably, will form part of Operating Costs or be paid by the Tenant to the

                                    Landlord separately as
                                    Additional Rent, as and to the extent that the Landlord may elect from time to time.

         6.03 SPECIAL UTILITIES AND EXCESS QUANTITIES. If the Tenant requests electricity, water or other utility services of a type or in quantities that exceed normal use by office tenants in the Building, as determined by the Landlord, acting reasonably, the Landlord shall supply such special utilities or excess quantities if the Landlord determines, in its sole discretion, that the provision of such special utilities or excess quantities is within the capacity of the Building Systems, would not affect the operation, aesthetics or structure of the Building would not reduce the efficiency of the existing utility Services supplied to other tenants or parts of the Building, and is otherwise feasible. The Tenant will pay to the Landlord all costs, both non-recurring and recurring, of providing all such special utilities or excess quantities. Such cost shall be determined by the Landlord in a reasonable manner, which may include installation at tile Tenant's expense of separate meters or other measuring devices in the Premises or elsewhere and the Landlord may use an Expert to assist it in determining such costs. The Landlord may discontinue the provision of any such special utilities or excess quantities at any time if this becomes necessary to maintain or provide an equitable standard of service to all tenants or parts of the Building.

         6.04 JANITORIAL SERVICES. The Landlord shall provide janitorial services as reasonable required to keep the Premises in a clean and wholesome condition, provided that the Tenant shall leave the Premises in a reasonably tidy condition at the end of each business day and provided that all curtains, carpets, rugs or drapes of any kind in the Premises shall be cleaned and maintained by the Tenant. In no event will the Landlord be liable for any act or omission of any Person employed or engaged by the Landlord to provide such services, or for any loss thereby sustained by the Tenant, its agents, officers, employees, customers, invitees, licensees or any other Person who may be upon the Premises. The Tenant shall not engage any Person to provide janitorial services to the Premises without the written approval of the Landlord. The Tenant shall grant access necessary for the performance of the janitorial services and shall leave the Premises in a reasonably tidy condition at the end of each day to permit the performance of such services.

         6.05 ADDITIONAL SERVICES OF THE LANDLORD. The Tenant shall pay to the Landlord the costs of all services provided by the Landlord or its agent to the Tenant, other than services supplied by the Landlord and charged as Operating Costs. Such services shall include:

                  (a) services performed at the Tenant's request including, without limitation, heating, ventilating and air-conditioning services outside Business Hours pursuant to Subsection 6. 0 1 (a) or pursuant to Subsection 6. 01 (b), replacement of non-standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls pursuant to Subsection 6.02(c), special utilities or excess quantities of utilities pursuant to Section 6.03, maintenance, repair, special janitorial or cleaning services, construction after the Commencement Date of Leasehold Improvements, and electrical or other services provided during hours other than Business Hours;

                  (b) optional services provided exclusively for the Tenant's benefit at the Landlord's reasonable discretion including, without limitation, supervising and approving any optional work performed pursuant to
                           Article 10, operating elevators for the sole benefit of the Tenant and supervising the movement of furniture, equipment, freight and supplies for the Tenant; and

                  (c) performance by the Landlord on behalf of the Tenant of any of the Tenant's obligations set out in this Lease which the Tenant fails to perform, provided that nothing herein shall obligate the Landlord to perform any such obligations.

         6.06 SERVICES BY OTHER PERSONS. The Tenant shall be solely responsible for obtaining all services used or consumed in or provided to the Premises by Persons other than the Landlord, including, without limitation, cleaning of curtains, carpets, rugs or drapes and telephone and other communications services, and shall pay all costs related thereto. Provided, however, it is understood and agreed that certain of the services referred to in the preceding sentence may be provided by the Landlord at the Tenant's expense. In no event will the Landlord be responsible for any failure or interruption in the supply of such services by Persons other than the Landlord.

         6.07     SIGNS. In addition to the signage rights granted pursuant to
                  Section 12.01 of Schedule "D" herein, the Landlord shall at the request and expense of the Tenant supply and install, on or near the entrance door of the Premises a sign bearing the name of the Tenant in accordance with the Landlord's uniform scheme for the Building. Any tenant occupying at least a full floor in the Building may, subject to having received the Landlord's prior written approval as to design, location, material and method of installation (such approval not to be unreasonably withheld), supply and install its own sign in the elevator lobby of each full floor occupied by it.

         6.08 DIRECTORY BOARD. The Landlord shall install a directory board for the Building identifying tenants of space in the Building and the Tenant shall be entitled to have one name shown upon such directory board in accordance with the Landlord's uniform scheme for lettering and space allocation on such directory board.

         6.09 ENERGY CONSERVATION. The Tenant shall comply with any practices or procedures that the Landlord or any governmental or public authority may from time to time introduce to conserve or to reduce consumption of energy or to reduce or control other Operating Costs and shall pay as Additional Rent the cost of the additional energy consumed by reason of non-compliance as determined by the Landlord in a reasonable manner and the Landlord may use an Expert to assist it in making such determination. The Tenant shall also convert to whatever system or units of measurement of energy consumption the Landlord may from time to time adopt.

                                    ARTICLE 7

                            TAXES AND OPERATING COSTS

         7.01 PROPERTY TAXES PAYABLE BY THE LANDLORD. The Landlord shall pay all Property Taxes, subject to Section 7.02, but it may defer such payments or compliance to the fullest extent permitted by law so long as it pursues in good faith any contest or appeal of any such Property Taxes with reasonable diligence.

         7.02     PROPERTY TAXES PAYABLE BY THE TENANT.

                           (a) The Tenant shall pay as Additional Rent directly to the Landlord in each Accounting Period during the Term the Tenant's share (as determined pursuant to Subsection 7.02(b)) of Property Taxes.

                           (b) The Tenant's share of the Property Taxes payable pursuant to Subsection 7.02(a) shall be the amount which is the aggregate, without duplication, of:

                                    (i)      the amount obtained by multiplying
                                             the appropriate commercial mill
                                             rate or rates for the Accounting
                                             Period by the assessed value of the
                                             Premises as determined by a lawful
                                             public authority; provided that if
                                             for any Accounting Period such
                                             assessed value of the Premises is
                                             not available then the Landlord
                                             shall determine the assessed value
                                             on an equitable basis using such
                                             information and data as is
                                             available; and

                                    (ii)     the Tenant's Proportionate Share of
                                             that portion, if any, of the
                                             Property Taxes that is not charged
                                             or chargeable to the Tenant and
                                             other tenants of the Building
                                             pursuant to paragraph (i) of this
                                             Subsection 7.02(b) and similar
                                             provisions in the leases of such
                                             other tenants (provided, however,
                                             that such portion of the Property
                                             Taxes shall not include Property
                                             Taxes allocable to portions of the
                                             Building designated or intended by
                                             the Landlord to be rented for
                                             offices or business purposes
                                             (whether actually rented or not));

provided that if the basis and principles upon which assessed values as of the date of this Lease are abandoned or varied, or if any Property Taxes are imposed, assessed, levied, rated or charged which are not based on assessed values, as such term is applied with respect to Property Taxes as of the date of this Lease, the Tenant's share shall be its Proportionate Share of the Property Taxes.

                  (c) If the Landlord so requests, the Tenant shall provide the Landlord with a copy of any separate tax bill or separate assessment notice that it receives for the Premises or any part thereof'. If, as a result of change in existing Applicable Laws, in any Accounting Period the Tenant is prohibited by law from making payments of Property Taxes directly to the Landlord, then it shall pay to the appropriate taxing authorities all Property Taxes payable in respect of the Premises and promptly deliver to the Landlord receipts evidencing such payment. In such event, the Landlord and the Tenant will make an adjustment within thirty (30) days after the final tax bills are issued for such Accounting Period and the Tenant will pay to the Landlord the amount by which the Tenant's share of Property Taxes for such Accounting Period exceeds the amount of Property Taxes actually paid by the Tenant or the Landlord will pay to the Tenant the amount by which the Property Taxes actually paid exceed the Tenant's share, as the case may be.

         7.03 BUSINESS TAXES AND OTHER TAXES OF THE TENANT. The Tenant shall pay promptly when due to the taxing authorities or to the Landlord, if it so directs, as Additional Rent, all taxes, rates, duties, levies and assessments whatsoever, whether municipal, parliamentary or otherwise, levied, imposed or assessed in respect of operations at, occupancy of, or conduct of business in or from the Premises by the Tenant or any other permitted occupant, including the Tenant's Business Taxes. The Tenant shall also pay to the Landlord promptly on demand as Additional Rent an amount equal to any or all of the following Property Taxes that the Landlord may determine to recover from the Tenant, and any amounts so paid by the Tenant to the Landlord (and by other tenants under similar provisions in other leases) shall be excluded in the determination of Property Taxes:

                  (a) all Property Taxes charged in respect of Leasehold Improvements; and

                  (b) if the Premises, or any part of them, by reason of the act, election or religion of the Tenant or any other occupant shall be assessed for the support of separate schools, the amount by which the Property Taxes so payable exceed those which would have been payable if the Premises had been assessed for the support of public schools.

If and so long as the Landlord elects not to determine separately and collect from the tenants of the Building directly amounts which would otherwise be payable by the Tenant under Subsections 7.03(a) or (b) above (and by other tenants of the Building under comparable provisions of their leases), then such amounts shall form part of Property Taxes, without prejudice to the right of the Landlord to make any such determination in the future, either generally or in the case of the Tenant or any other tenant.

         7.04 APPEAL OF BUSINESS TAXES. The Tenant may appeal the imposition of any taxes, rates, duties, levies and assessments payable directly by it to the taxing authorities pursuant to Section
                  7.03 and may postpone payment thereof to the extent permitted by law if the Tenant is diligently proceeding with an appeal, provided that (i) such postponement does not render the Building, or any part thereof, subject to sale or forfeiture and does not render the Landlord liable to prosecution, penalty, fine or other liability and (ii) upon final determination of such appeal, the Tenant promptly pays the amount determined to be payable.

         7.05 TENANT TO DELIVER RECEIPTS. Whenever requested by the Landlord, the Tenant shall deliver to the Landlord copies of receipts for payment of all Business. Taxes and other taxes, rates, duties, levies and assessments payable by the Tenant under this Article and furnish such other information in connection therewith as the Landlord may reasonably require.

         7.06 ASSESSMENT APPEALS. The Landlord alone shall be entitled to appeal any governmental assessment or determination of the value of the Building or any portion thereof whether or not the assessment or determination affects the amount of Property Taxes or other taxes, rates, duties, levies or assessments to be paid by the Tenant.

         7.07 OPERATING COSTS. Subject to the exclusions and deductions stipulated in Sections 7.08 and 7.09 in this Lease "Operating Costs" means the total, without duplication, of the costs, expenses, fees, rentals, disbursements and outlays (in Sections 7.07, 7.08 and 7.09 referred to collectively as "costs") of every kind paid, payable or incurred by or on behalf of the Landlord on an accrual basis (or on a cash basis to the extent that the Landlord determines is reasonable) in the maintenance, repair, operation, administration and management of the Building, together with the total costs of the type described in this Section 7.07 paid, payable or incurred pursuant to the Municipal and Operating Agreements and other agreements with the owners of other adjacent developments; and without limiting the generality of the foregoing Operating Costs shall include:

                  (a) all salaries, wages, fringe benefits, severance pay and termination payments paid to or for all personnel, including supervisory personnel and managers, and all costs of obtaining such personnel, to the extent that they are employed by the Landlord (or a Person with which it does not deal at arm's length) in connection with the maintenance, repair, operation, administration or management of the Building or any part of it, and amounts paid to professionals and independent contractors, including any management companies, for any services provided in connection with the maintenance, repair, operation, administration or management of the Building or any part of it;

                  (b) costs of providing security, supervision, traffic control, janitorial, landscaping, window cleaning, waste collection, disposal and recycling, and snow removal services and the costs of machinery, supplies, tools, equipment and materials used in connection with the Building or any rentals thereof;

                  (c) costs of providing electric light and power, fuel, heat, processed air, water, telephone, steam, gas, sewage disposal and other utilities and costs of replacing building standard electric light fixtures, ballasts, tubes, starters, lamps, light bulbs and controls;

                  (d) costs of all insurance which the Landlord is obligated or permitted to obtain under this Lease;

                  (e) Sales Taxes and excise or other taxes on goods and services provided by or on behalf of the Landlord in connection with the maintenance, repair, operation, administration or management of the Building;

                  (f) Property Taxes to the extent not charged to the Tenant pursuant to Subsection 4.02(a) and to other tenants of the Building pursuant to lease provisions similar to Subsection 4.02(a); and costs (including legal and other professional fees and interest and penalties on deferred payments) incurred by the Landlord in contesting, resisting or appealing any Property Taxes;

                  (g) capital tax (including without limitation Large Corporations Tax), if applicable, being the applicable amount (as hereinafter defined) of any tax or taxes levied against the Landlord and owners of the Building by any governmental authority having jurisdiction based upon or computed by reference to the paid-up capital or place of business of the Landlord and owners of the Building or the taxable capital employed in Canada by the Landlord or owners of the Building as determined for the purposes of such tax or taxes; and for the purpose of this paragraph the phrase "applicable amount" of such tax or taxes means the amount of tax that, in the Landlord's discretion, is attributable to the Building, as if the Building was the only building of the Landlord and such other owners of the Building;

                  (h) a reasonable amount, as determined by the Landlord from time to time, of costs incurred by or on behalf of tenants in the Building with whom the Landlord may have agreements whereby in respect of their premises those tenants perform any cleaning, maintenance or other work or services which, if directly incurred by the Landlord, would have been included in Operating Costs to the extent that such costs are actually incurred by the Landlord;

                  (i) costs of repairs and replacements (including those required to comply with Applicable Laws or the requirements of the Landlord's insurers which become effective or are imposed after substantial completion of the original construction of the relevant structure) to the extent of, in the case of any particular item of repair or replacement made in the given Accounting Period, the lesser of the portion of the cost thereof allocated to the Building and Two Hundred and Fifty Thousand Dollars ($250,000) (such amount of Two Hundred and Fifty Thousand Dollars ($250,000) to be adjusted by the Landlord on the first day of each Accounting Period to reflect increases in CPI over the prior Accounting Period); and amortization of the cost of any repairs or replacements except to the extent charged in accordance with the foregoing provisions of this paragraph, in the case of each item of repair or replacement to be calculated on a straight line basis over such period the Landlord determines is reasonable having regard to the nature of the repair or replacement or fifteen (15) years, whichever is lesser;

                  (j) depreciation (excluding depreciation on the costs of original components of the Building Systems installed as part of the original construction of the Building) of the costs of machinery, equipment, facilities, furniture, furnishings, systems and property (individually and collectively in this paragraph of this Section 7.07 called "machinery") installed in or used in connection with the Building (except to the extent that the costs are charged fully in the Accounting Period in which they are incurred):

                                    (i)     if a principal purpose of such
                                            machinery is to conserve energy,
                                            reduce the cost of other items
                                            included in Operating Costs or
                                            comply with Applicable Laws or
                                            requirements of the Landlord's
                                            insurers which become effective or
                                            are imposed after substantial
                                            completion of the Building, or such
                                            machinery is used for normal
                                            maintenance of the Building; or

                                    (ii)    if, as in the case of the Building
                                            Systems, such machinery by its
                                            nature requires periodic or
                                            substantial replacement;

                  in the case of each item of machinery to be calculated on a straight line basis over its useful life or fifteen (15) years, whichever is lesser;

                  (k) interest on the unamortized or undepreciated portion of the costs referred to in paragraphs (i) and of this Section 7.07, calculated monthly, from the date on which the relevant costs were incurred, at an annual rate of interest that is one percent (1%) above Prime in effect on the first day of the Accounting Period in which the relevant costs were incurred (the applicable rate of interest to be adjusted by the Landlord on the first day of each Accounting Period to the annual rate of interest that is one percent (1%) above Prime then in effect);

                  (l) the fair market rental value (having regard to rent being charged for similar space including additional rent for operating costs and property taxes) of space used by the Landlord, acting reasonably, in connection with the maintenance, repair, operation, administration and management of the Building;

                  (m) management fees or management agent fees and administrative charges of a management company, if any, for the Building or any part of it or, if the Landlord chooses to manage the Building or any part of it through itself or through a company or other Person with whom it does not deal at arm's length, a management fee to the Landlord in an amount comparable to that which would be charged by a first class real estate management company for management of similar buildings in the City of Toronto; and

                  (n) amounts payable by the Landlord to the lessor a ground of the Lands or the Building, if any, in respect and to the extent (but only to the extent) of costs which the Landlord would itself have incurred if the Landlord were the owner of the Building, including costs of the type described in the foregoing provisions of this Section 7.07 but, for greater certainty, excluding basic annual grand rent.

         7.08 EXCLUSIONS FROM OPERATING COSTS. The following shall be excluded from Operating Costs as determined pursuant to
                  Section 7.07:

                  (a) depreciation on the costs of the original components of the Building Systems installed as part of the construction, reconstruction or material renovation of the Building;

                  (b) the cost of any repair to, or replacement or maintenance of, the structure of the Building;

                  (c) the cost of any repair, replacement or maintenance, of the structure of the Building;

                  (d) the costs of enforcing leases of other tenants of the Building;

                  (e) any fines or penalties that the Landlord incurs in connection with any failure to perform obligations;

                  (f) the costs of acquisition of the Lands and Building, development of the Lands and Building and the cost of original construction of the Building, adding new improvements to the Building;

                  (g) any costs included in Operating Costs representing an amount paid to any Person or other entity related to the Landlord (other than the management and administration fee referred to in Subsection 7.7(l) above) which are in excess of the amounts which would have been paid had the Landlord acted as a reasonable and prudent manager and administrator;

                  (h)      debt service costs;

                  (i) basic annual ground rent payable by the Landlord to the lessor under a ground lease, if any, of the Lands or the Building;

                  (j) any taxes on the income or profits of the Landlord to the extent that they are not imposed in lieu of Property Taxes or Sales Taxes; and

                  (k) costs incurred by the Landlord in leasing the Building, including commissions, advertising costs and tenant inducement payments.

         7.09 DEDUCTIONS FROM OPERATING COSTS. The following shall be deducted from Operating Costs as determined pursuant to
                  Section 7.07:

                  (a) net recoveries by the Landlord from the tenants of the Building in respect of and to the extent (but only to the extent) of costs which have been charged directly to the relevant tenants pursuant to Operating Costs other than recoveries from the Tenant pursuant to lease provisions similar to Sections 6.01, 6.03 and 6.05;

                  (b) net insurance proceeds received by the Landlord to the extent (but only to the extent) that such proceeds reimburse the Landlord for costs of repair and replacement which have been charged as Operating Costs;

                  (c) net recoveries by the Landlord in respect of warranties or guarantees relating to the construction of the Building to the extent (but only to the extent) that the repair costs in respect of the work covered by such warranties or guarantees have been charged as Operating Costs; and

                  (d) any input tax credits, refunds, rebates or other similar reduction of Sales Taxes to the extent that the Landlord is entitled to such input tax credits, refunds, rebates or other reductions under the applicable federal, provincial or municipal legislation.

         7.10 ADJUSTMENT OF OPERATING COSTS. In computing Operating Costs, if less than one hundred percent (100%) of the Rentable Area of the Building is completed or occupied during any period for which a computation must be made the amount of Operating Costs will be increased by the amount of the additional costs determined by the Landlord, acting reasonably, that would have been incurred had one hundred percent (100%) of the Rentable Area of the Building been completed or occupied during that period. In addition, if the Landlord enters into agreements with any tenants of the Building whereby such tenants perform any cleaning, maintenance or other work or services the cost of which, but for such agreement with the Landlord, would have been incurred by the Landlord directly and included in Operating Costs, the Landlord in computing Operating Costs may include a reasonable amount determined by the Landlord from time to time of such costs to the extent that the Landlord's costs for cleaning, maintenance and similar services for the Building as a whole are not proportionally reduced by such arrangements with tenants.

                                    ARTICLE 8

                                 USE OF PREMISES

         8.01     PERMITTED BUSINESS AND USE.

                           (a) The Tenant shall use the Premises solely as business offices in a first-class and reputable manner. The Tenant shall not in any event use or allow the use of the Premises, or any part thereof, for any other purpose.

         8.02 NUISANCE. The Tenant shall not carry on any business or do or suffer any act or thing which constitutes a nuisance or which is offensive or an annoyance to the Landlord or other occupants of the Building.

         8.03 COMPLIANCE WITH LAWS. The Tenant shall promptly comply with and conform to all Applicable Laws affecting the Premises or the Leasehold Improvements therein. If any obligation to modify, extend, alter or replace any part of the Premises or any Leasehold Improvements, trade fixtures, furniture or equipment in the Premises is imposed upon the Landlord, the Landlord may at its option either do the necessary work, at the expense of the Tenant, or forthwith give notice to the Tenant to do such work within the requisite period of time and the Tenant shall thereupon do such work within the requisite period of time. The Tenant shall pay to the Landlord the costs of any work done by the Landlord.

         8.04 COMPLIANCE WITH RULES AND REGULATIONS. The Tenant shall comply and cause every Person over whom it has control to comply with the Rules and Regulations annexed hereto as Schedule C. The Landlord shall have the right from time to time during the Term to make reasonable amendments, deletions and additions to such Rules and Regulations in the interests of the Building. Such Rules and Regulations, together with all amendments, deletions and additions made thereto by the Landlord, acting reasonably, and of which notice shall have been given to the Tenant, shall be deemed to be part of this Lease, provided that, in the event of a conflict with any other provisions of this Lease, the other provisions of this Lease shall govern.

         8.05 NAMES. The Building shall be known and identified by such other name as designated by the Landlord from time to time. In the event the Tenant utilizes the name of the Building in its stationery or other materials, the Tenant shall only use such name in referring to the Building unless and until the Landlord otherwise directs.

         8.06 DISFIGURATION, OVERLOADING. The Tenant shall not commit, do or suffer any waste, damage, disfiguration or injury to the Premises and shall not permit or suffer any overloading of the floors thereof or the bringing into any part of the Building, including the Premises, any articles or fixtures that by reason of their weight, use or size might damage or endanger the structure or any of the Building Systems.

         8.07 REMEDIAL ACTION. If the Tenant is in breach of any of the provisions of this Article 8, the Landlord may, in addition to any other remedies that it may have hereunder, enter upon the Premises and take such remedial action as is necessary to remedy the breach and repair any damage caused thereby and the Tenant shall pay to the Landlord the Landlord's costs incurred in connection therewith.

                                    ARTICLE 9

                       INSURANCE, LIABILITY AND INDEMNITY

         9.01 TENANT'S INSURANCE. The Tenant shall effect and maintain during the Term:

                  (a) "all risks" insurance upon all property owned by the Tenant or installed by or on behalf of the Tenant which is located in the Building including, without limitation, Leasehold Improvements, trade fixtures, furniture and equipment in the Premises in an amount not less than the replacement cost thereof;

                  (b) broad form boiler and machinery insurance with limits for each accident in an amount not less than the full replacement cost of all Leasehold Improvements and of all boilers, pressure vessels, heating, ventilating and air-conditioning equipment and miscellaneous electrical apparatus owned or operated by the Tenant or by others (other than the Landlord) on behalf of the Tenant in the Premises, or relating to or serving the Premises;

                  (c) comprehensive general liability insurance against claims for bodily injury (including death), personal injury and property damage in or about the Premises in amounts satisfactory from time to time to the Landlord acting reasonably but in any event in an amount not less than Five Million Dollars ($5,000,000.00) per occurrence;

                  (d) business interruption insurance for a minimum period of twenty-four (24) months in an amount that will reimburse the Tenant for direct or indirect loss of earnings and extra expense attributable to all perils insured against in Subsection 9.01(a) or attributable to prevention of access to the Premises or the Building as a result of any of such perils;

                  (e) "all risks" tenants' legal liability insurance for the replacement value of the Premises including the loss of the use of the Premises; and

                  (f) any other form of insurance that the Landlord or any Mortgagee may reasonably require from time to time in form, amounts and for insurance risks acceptable to the Landlord and any Mortgagee.

The Landlord further agrees that the Tenant may self-insure with respect to any insurance requirements contained in the Lease with the exception of any comprehensive general liability insurance required to be maintained by the Tenant pursuant to the provision contained in this Lease.

         9.02     FORM OF POLICIES.

                  (a) Each policy required pursuant to Section 9.01 shall be in form and with insurers acceptable to the Landlord any Mortgage and any other Persons with an interest in the Building. The insurance described in Subsections

                           9.01 (a) and (b) shall name as loss payee the Landlord and anyone else with an interest in the Building from time to time designated in writing by the Landlord. The insurance described in Subsections 9.01(c) and (d) shall name as an additional named insured the Landlord and any other Persons with an interest in the Building from time to time designated in writing by the Landlord. All property damage and liability insurance shall contain provisions for cross-liability and severability of interests as between the Landlord and the Tenant. Each policy maintained pursuant to Subsections 9.01(a), (b),
                           (c) and (d) shall contain a waiver of any rights of subrogation which the insurer may have against the Landlord and those for whom the Landlord is in law responsible whether the damage is caused by the act, omission or negligence of the Landlord or such other Persons.

                  (b)      The insurance described in Subsections 9.01(a) and
                           (b) shall provide that any proceeds recoverable in the event of damage to Leasehold Improvements shall be payable to the Landlord. The Landlord agrees to make available such proceeds toward repair or replacement of the insured property if this Lease is not terminated pursuant to any other provision of this Lease.

                  (c) Each policy required pursuant to Section 9.01 shall provide that the insurer must notify the Landlord and any Mortgagee in writing at least thirty (30) days prior to any material change or cancellation thereof and that the policy shall not be invalidated in respect of the interests of the Landlord and any Mortgagee by reason of any breach or violation of any warranties, representations, declarations or conditions contained in such policies, and the policy will be considered as primary insurance and shall not call into contribution any other insurance that may be available to the Landlord.

                  (d) The Tenant shall furnish to the Landlord any Mortgagee and any other Persons with an interest in the Building, prior to the commencement of the Term, evidence satisfactory to the Landlord, Mortgagee or other Persons that each policy required by Section
                           9.01 has been obtained, The Tenant shall provide written evidence of the continuation of such policies not less than ten (10) days prior to their respective expiry dates. Upon request of the Landlord, the Tenant shall provide certified copies of all such policies. The cost or premium for each and every such policy shall be paid by the Tenant. If the Tenant fails to maintain such insurance the Landlord shall have the right, but not the obligation, to do so, and to pay the cost or premium therefor, and in such event the Tenant shall repay to the Landlord, as Additional Rent, forthwith on demand the amount so paid.

         9.03 LANDLORD'S INSURANCE. The Landlord shall effect and maintain during the Term:

                  (a) "all risks" insurance which shall insure the Building for an amount not less than the replacement cost thereof from time to time (excluding foundations at the Landlord's option), against loss or damage by perils now or hereafter from time to time embraced by or defined in a standard all risks insurance policy including fire, explosion, impact by aircraft or vehicles, lightning, riot, vandalism or malicious acts, smoke, leakage from fire protective equipment, windstorm or hail, collapse or earthquake;

                  (b) broad form boiler and machinery insurance on objects defined in a standard broad form boiler and machinery policy against accidents as defined therein, with limits of not less than Ten Million Dollars ($10,000,000.00) which coverage shall include, without limitation, loss or damage of whatsoever kind or nature by reason of explosion or collapse by vacuum or cracking, burning, or bulging of any steam or hot water boilers, pipes and accessories and loss of rental income;

                  (c) "all risks" rent and rental value insurance in an amount sufficient to replace all Minimum Rent and Additional Rent payable under the provisions of this Lease for an indemnity period of one (1) year or such other period as the Landlord may determine;

                  (d) comprehensive general liability insurance against claims for bodily injury (including death); personal injury and property damage arising out of all operations in connection with the management and administration of the Building, in an amount not less than Five Million Dollars ($5,000,000.00) inclusive of any one occurrence; and

                  (e) such other coverage, or increases in the amount of coverage specified above in this Section 9.03, as any Mortgagee or as the lessors under any ground lease may require from time to time or as the Landlord may deem prudent from time to time, with such reasonable deductions and exclusions as the Landlord deems appropriate from time to time. At the request of the Tenant, the Landlord shall provide the Tenant with evidence of such insurance. The Landlord agrees that at its sole cost each such policy shall contain a waiver of the insurer's subrogation rights as against the Tenant and those claiming through and under the Tenant.

         9.04 INSURANCE RISKS. The Tenant shall not do, omit to do, or permit to be done or omitted to be done upon the Premises anything that may contravene or be prohibited by any of the Landlord's insurance policies in force from time to time covering or relevant to any part of the Building or which would prevent the Landlord from procuring such policies with companies acceptable to the Landlord. If the occupancy of the Premises, the conduct of business in the Premises or any acts or omissions of the Tenant in the Premises or any other portion of the Development causes or results in any increase in premiums for any of the Landlord's insurance policies, the Tenant shall pay any such increase as Additional Rent upon receipt of an invoice of the Landlord for such additional premiums.

         9.05 LIMITATION OF LANDLORD'S LIABILITY. The Landlord, its agents, officers, employees and other Persons for whom the Landlord is legally responsible shall not be liable for:

                  (a) damage to or destruction or loss of (i) any property of the Tenant entrusted to the care or control of the Landlord, or any of them, or (ii) the Premises (including Leasehold Improvements) or any property in or upon the Premises; or

                  (b) any bodily injury (including death), personal injury, damages for personal discomfort or illness or consequential injury or damage (including, without limitation, loss of business income) sustained by the Tenant or any of its agents, officers, employees, customers, invitees or licensees or any other Person who may be in or upon the Premises or any other part of the Building; whether or not caused by (i) the negligence of the Landlord, its agents, officers, employees or other Persons for whom the Landlord is legally responsible, (ii) the operation, faulty operation, interruption or breakdown of any of the Building Systems or services to be provided by the Landlord under Article 6 including, without limitation, electricity interruption, "brown-outs" or surges, or (iii) any act or omission of any other tenant or occupant of space in the Building.

         9.06 INDEMNITY BY TENANT. The Tenant shall indemnify and save harmless the Landlord against any and all claims, actions, damages, losses, liabilities and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury or damage to property) arising from or out of the occupancy or use by the Tenant of the Premises or any other part of the Building or the Development or occasioned wholly or in part by any act or omission of the Tenant, its officers, employees, agents, contractors, invitees, licensees or by any Person permitted by the Tenant to be on the Premises or due to or arising out of any breach by the Tenant of this Lease.

         9.07 INDEMNITY BY LANDLORD. The Landlord shall indemnify and save harmless the Tenant against any and all claims, actions, damages, losses, liabilities and expenses (including, without limitation, those in connection with bodily injury (including death), personal injury or damage to property) arising from any act or omission of the Landlord or those for whom the Landlord is in law responsible.

                                   ARTICLE 10

                       MAINTENANCE, REPAIR AND ALTERATIONS

         10.01    MAINTENANCE BY LANDLORD.

                           (a)      Subject to Article 11, the Landlord
                                    covenants to keep or cause to be kept in good repair the following as would a prudent owner of a comparable development of similar age, size and location in the City of
                                    Toronto:

                                    (i)     the footings, foundations,
                                            structural columns and beams,
                                            structural subfloors, bearing walls,
                                            exterior walls, windows and roofs of
                                            the Building;

                                    (ii)    the Building Systems; and

                                    (iii)   the Common Areas and Facilities.

If any repairs or any alterations to the Building or Building Systems are required by any Applicable Laws due to the business carried on by the Tenant, then the full cost of such repairs or alterations shall be paid by the Tenant to the Landlord. In carrying out repairs, maintenance or replacements, the Landlord need not use the same material or equipment as used originally but may use different material or equipment of at least comparable quality.

                           (b) The Landlord and its agents, employees and contractors may, upon twenty-four (24) hours' prior notice to the Tenant (except in an emergency, when no notice shall be required), enter the Premises to provide maintenance, to make repairs or alterations or to gain access to the Building Systems; in exercising its rights hereunder the Landlord shall use reasonable efforts to schedule major or noisy work outside Business Hours or with reasonable advance notice to Tenant.

                           (c) If the Tenant fails to carry out any maintenance, repairs or work required to be carried out by it under this Lease to the reasonable satisfaction of the Landlord, the Landlord may at its option carry out such maintenance, repairs or work without any liability for any resulting damage to the Tenant's property or business. The cost of such maintenance, repairs or work shall be paid by the Tenant to the Landlord.

         10.02 MAINTENANCE BY TENANT. The Tenant shall at its sole cost maintain and repair the Premises and all Leasehold Improvements therein to a standard consistent with comparable premises in a development of similar age, size and location in the City of Toronto, comparable to the Building, with the exception only of those repairs which are the obligation of the Landlord under this Lease and subject to Article 11. The Landlord may enter the Premises at all reasonable times to view their condition and the Tenant shall maintain and repair according to notice in writing from the Landlord. At the expiration or earlier termination of the Term the Tenant shall surrender the Premises to the Landlord in as good condition and repair as the Tenant is required to maintain the Premises throughout the Term.

         10.03    APPROVAL OF TENANT'S ALTERATIONS.

                           (a) The Tenant will not require approval of the Landlord for any alterations, improvements, repairs or replacements to the Premises after the commencement of the Term which do not affect the structure of the Building, any exterior wall, windows or roof thereof, the ground floor lobby or any of the Building Systems or the aesthetics of the Building and which do not require a building permit, provided the Tenant has given written notice with reasonable detail of the proposed work to the Landlord in advance. All other alterations, improvements, repairs or replacements after the commencement of the Term will require the Landlord's prior written approval (not to be unreasonably withheld).

                           (b) The Tenant shall submit to the Landlord details of the proposed work and a reasonable number (as required by the Landlord) of copies of drawings and specifications for such work prepared by qualified architects or engineers. The Tenant shall pay to the Landlord its then current charge and all disbursements incurred by the Landlord for the review of such drawings and specifications. The Landlord shall respond to any request for approval within fifteen 15 days of receipt of all required details, drawings and specifications and provide details of any changes required. The Tenant shall incorporate such changes into such drawings and specifications and resubmit them for approval. The Tenant shall not apply for a building permit prior to receiving the Landlord's approval of the drawings and specifications.

                           (c) All alterations, improvements, repairs and replacements shall be performed:

                                    (i)     at the sole cost of the Tenant;

                                    (ii)     by contractors and workmen approved
                                             by the Landlord, acting reasonably,
                                             and compatible with the labour
                                             affiliation, if any, of the
                                             Landlord's contractors and workmen,
                                             provided that if the alterations,
                                             improvements, repairs or
                                             replacements would affect any of
                                             the structural components, exterior
                                             walls, windows or roofs of the
                                             Building or any of the Building
                                             Systems or the aesthetics of the
                                             Building, such work shall, at the
                                             option of the Landlord, be
                                             performed at the Tenant's cost by
                                             the Landlord or by contractors and
                                             workmen designated by the Landlord
                                             in its sole discretion;

                                    (iii)   in a good and workmanlike manner;

                                    (iv)     in accordance with the drawings and
                                             specifications approved by the
                                             Landlord;

                                    (v)     in accordance with all Applicable
                                            Laws, any ground lease of the Lands
                                            or the Building, the Municipal and
                                            Operating Agreements and
                                            requirements of the Landlord's
                                            insurers;

                                    (vi)     subject to the reasonable
                                             regulation, supervision, control
                                             and inspection of the Landlord; and

                                    (vii)   subject to such indemnification
                                            against liens and expenses as the
                                            Landlord reasonably requires.

                           (d)      If the Tenant installs Leasehold
                                    Improvements or makes alterations,
                                    improvements, repairs or replacements which depart from the standard for the Building, and which restrict access by the Landlord to any of the Building Systems or Common Areas or Facilities, or which restrict the installation of the leasehold improvements of any other tenant in the Building, then the Tenant shall be responsible for all costs incurred by the Landlord in obtaining access to such Building Systems or Common Areas and Facilities or in installing such other tenant's leasehold improvements.

         10.04 REPAIR WHERE TENANT AT FAULT. Subject to Section 9.06, notwithstanding any other provisions of this Lease, if any part of the Building is damaged or destroyed or requires repair, replacement or alteration as a result of the act or omission of the Tenant, its employees, agents, contractors, invitees, licensees or other Person for whom it is in law responsible, the cost of the resulting repairs or alterations shall be paid by the Tenant to the Landlord.

         10.05 REMOVAL OF IMPROVEMENTS AND FIXTURES. All Leasehold Improvements shall immediately upon their placement become the Landlord's property without compensation to the Tenant. Except as otherwise agreed by the Landlord in writing, no Leasehold Improvements or trade fixtures shall be removed from the Premises by the Tenant either during or at the expiry or earlier termination of the Term except that the Tenant may, during the Term, in the usual course of its business, remove its trade fixtures, provided that the Tenant is not in default under this Lease.

For greater certainty, the Tenant shall not be required to remove or replace its Leasehold Improvements, trade fixtures, or other approved alterations made in the Premises at any time during the Term or an extension thereof or at the expiry or termination of the Lease, and the Tenant shall be entitled to leave the Premises in an "as is" condition subject only to the Tenant being required to keep the Premises in the condition that the Tenant is required to maintain the Premises during the Term.

         10.06 LIENS. The Tenant shall promptly pay for all materials supplied and work done in respect of the Premises so as to ensure that no lien or claim of lien is registered against any portion of the Lands or Building or against the Landlord's or Tenant's interest therein. If a lien or claim of lien is registered or filed, the Tenant shall discharge it at its expense with seven (7) days after notice from the Landlord, failing which the Landlord may at its option discharge the lien or claim of lien by paying the amount claimed to be due into court or directly to the lien claimant and the amount so paid and all expenses of the Landlord including legal fees (on a solicitor and client basis) shall be paid by the Tenant to the Landlord.

         10.07 NOTICE BY TENANT. The Tenant shall promptly notify the Landlord of any accident, defect, damage or deficiency which occurs or exists in any part of the Premises, the Building Systems within the Premises or the Common Areas and Facilities located on the floor(s) on which the Premises are located and which comes to the attention of the Tenant.

                                   ARTICLE 11

                        DAMAGE BY FIRE OR OTHER CASUALTY

         11.01 DAMAGE TO PREMISES. Subject to Section 11.03, if all or part of the Premises are rendered unfit for use by damage from any cause, the Landlord shall with reasonable diligence repair such damage, other than damage to the trade fixtures, furniture, equipment and personal property which do not belong to the Landlord and to the Leasehold Improvements, and the Tenant shall with reasonable diligence repair damage to all Leasehold Improvements, trade fixtures, furniture, equipment and personal property in the Premises.

         11.02 ABATEMENT. There shall be no abatement or reduction of Rent where the Landlord's repairs to the Premises take less than ten (10) days after the damage occurs to complete. If the Landlord's repairs take ten (10) or more days to complete, then the Minimum Rent and Additional Rent payable under Subsections 4.02(a) and (b), and also paragraph 4.02(c)(i) to the extent utilities are not billed to the Tenant directly, shall be proportionately reduced in the proportion that the Rentable Area of the part of the Premises thereby rendered unfit for use by the Tenant in its business and not in fact so used bears to the Rentable Area of the Premises from the date of such damage until the earlier of:

                  (a) substantial completion by the Landlord of its necessary repairs to the Premises (or the part thereof rendered unfit for use) (during which period of time the Tenant shall with reasonable diligence make such repairs as are necessary for the Tenant to again use the Premises (or the part thereof rendered unfit for use) in its business; and

                  (b) the day on which the Tenant again uses the Premises (or the part thereof rendered unfit for use) for its business (with abatement continuing as aforesaid in respect of the parts remaining unfit for use and not actually used).

         11.03    MAJOR DAMAGE TO BUILDING.  Notwithstanding Section 11.01, if:

                  (a)      the Premises;

                  (b) premises, whether of the Tenant or other tenants of the Building, comprising in the aggregate fifty percent (50%) or more of the Rentable Area of the Building; or

                  (c) any part or parts of the Building, the Building Systems or the Common Areas and Facilities required for the proper operation of the Building;

are damaged or destroyed by any cause to the extent that, in the reasonable opinion of the Landlord, the damage or destruction cannot be repaired within one hundred and twenty (120) days after the occurrence of such damage or destruction, then:

                  (d) the Landlord or the Tenant may at its option, exercisable by notice to the other party given within sixty (60) days after the occurrence of such damage or destruction, terminate this Lease.

If the Lease is terminated the Tenant shall forthwith deliver up possession of the Premises to the Landlord and Rent shall be apportioned and paid to the date upon which possession is so delivered up, subject to any abatement to which the Tenant may be entitled under Section 11.02.

         11.04 Certificate of Architect. The certificate of the Architect shall be binding upon the Landlord and the Tenant as to whether or not the Premises are unfit for use, the percentage of the Premises rendered unfit for use, the date upon which the Premises or relevant part thereof became unfit for use, what constitutes a reasonable period of time under Subsection 11.02(a) and the state of completion of any work or repair of either the Landlord or the Tenant.

         11.05 LANDLORD'S RIGHTS ON REBUILDING. In repairing or rebuilding the Building or the Premises the Landlord may use drawings, designs, plans and specifications other than those used in the original construction and may alter or relocate the Building, the Common Areas and Facilities or any part thereof, and may alter or relocate the Premises, provided that the Premises as altered or relocated shall be of substantially the same size and have substantially the same attributes as the original Premises.

                                   ARTICLE 12

                                    TRANSFERS

         12.01 TRANSFERS. The Tenant shall not enter into, consent to, or permit any Transfer without the prior written consent of the Landlord in each instance, which consent shall not be unreasonably withheld but shall be subject to the Landlord's rights under Section 12.02. The Tenant shall pay to the Landlord its then current reasonable charge and all reasonable disbursements incurred by the Landlord for its review of the proposed Transfer. Notwithstanding any statutory provision to the contrary, it shall not be considered unreasonable for the Landlord to withhold its consent if, without limiting any other factors or circumstances which the Landlord may reasonably take into account:

                  (a)      the Tenant is then in default under this Lease;

                  (b) the proposed Transfer would be or could result in violation or breach of any covenants or restrictions made or granted by the Landlord to other tenants or occupants, or prospective tenants or occupants, of the Building, the lessors under any ground lease of the Lands or the Building, any Mortgagee or any other Person;

                  (c) in the Landlord's reasonable opinion, the financial background, business history and capability of the proposed Transferee is not satisfactory;

                  (d) the proposed Transfer is to an existing tenant of the Building; or

                  (e) the Landlord at that time has or will have in the next ensuing three-month period, other premises elsewhere in the Building which might be suitable for the needs of the Transferee; or

                  (f) the Transfer is a mortgage, charge or debenture (floating or otherwise) of, or in respect of this Lease or the Leased Premises or any part thereof or the Tenant's interest therein; or

                  (g) the minimum and additional rent payable by the proposed Transferee, if less than the Minimum Rent and Additional Rent payable by the Tenant hereunder, will, in the Landlord's opinion arrived at in good faith, detrimentally affect the leasing program for the Building; or

                  (h) the use of the Premises by the proposed Transferee, in the Landlord's opinion arrived at in good faith,
                           (i) could result in excessive use of the elevators or other Building Systems or services, (ii) is illegal, (iii) might harm or tend to harm the business or reputation of the landlord or the image and standards of the Building or (iv) could expose the Landlord or the occupants of the Building to risk of harm, damage or interference with their use and enjoyment thereof.

Any consent by the Landlord to a Transfer shall not constitute a waiver of the necessity for such consent to any subsequent Transfer. This prohibition against Transfer shall include a prohibition against any Transfer by operation of law.

Notwithstanding the foregoing, no consent of Landlord shall be required (but the Tenant shall provide the Landlord with prior written notice) in the event that the Tenant assigns the Lease or sublets or parts with or shares possession of the whole or any portion of the Premises to a Related Party. For the purposes of this Lease a "Related Party" means an affiliate (as such term is defined in the Canada Business Corporations Act as of the date hereof) of Promis Systems Corporation Ltd.. In no event will an assignment or subletting, parting with or sharing possession of the whole or any part of the Premises by Tenant or a request for permission to assign or sublet or part with or share possession of the whole or any part of the Premise result in an increase in or addition to any rental charge stipulated to be payable in the Lease, or entitle Landlord to cancel the Lease, or entitle Landlord to any consideration received by Tenant in connection with any assignment, subletting or parting with or sharing possession of all or any part of the Premises, except for reasonable out of pocket expenses which costs shall not exceed One Thousand Dollars ($1,000.00).

         12.02    LANDLORD'S RIGHT TO TERMINATE. [INTENTIONALLY DELETED.]
         12.03    CONDITIONS OF TRANSFER.

                           (a) If there is a permitted Transfer, the Landlord may collect Rent from the Transferee and apply the amount collected to the Rent payable under this Lease but no acceptance by the Landlord of any payments by a Transferee shall be deemed to be a waiver of the Tenant's covenants or any acceptance of the Transferee as a tenant or a release of the Tenant from the further performance by the Tenant of its obligations under this Lease. Any consent by the Landlord shall be subject to the Tenant and Transferee executing, prior to the Transfer being made, an agreement with the Landlord agreeing that the Transferee will be bound by all of the terms of this Lease, and except in the case of a sublease, that the Transferee will be so bound as if it had originally executed this Lease as tenant.

                           (b) Notwithstanding any Transfer permitted or consented to by the Landlord, the Tenant shall remain liable under this Lease and shall not be released from performing any of the terms of this Lease.

                           (c) If the Transfer in respect of which consent has been given is not completed within sixty
                                    (60) days of the date of such consent, then such consent shall, at the Landlord's option, become void.

                           (d) Notwithstanding the effective date of any permitted Transfer as between the Tenant and the Transferee, all Rent for the month in which such effective date occurs shall be paid in advance by the Tenant so that the Landlord will not be required to accept partial payments of Rent for such month from either the Tenant or Transferee.

                           (e)      The agreements referred to in this Section
                                    12.03 and any document evidencing the
                                    Landlord's consent to any Transfer shall, at the

                                    Landlord's option, be prepared by the
                                    Landlord or its solicitors at the Tenant's cost, which costs shall not exceed One Thousand Dollars ($1,000.00).

         12.04    CHANGE OF CONTROL. [INTENTIONALLY DELETED.]

         12.05 NO ADVERTISING. The Tenant shall not advertise that the whole or any part of the Premises are available for a Transfer and shall not permit any broker or other Person to do so unless the text and format of such advertisement is approved in writing by the Landlord. No such advertisement shall contain any reference to the rental rate of the Premises.

         12.06 ASSIGNMENT BY LANDLORD. The Landlord shall have the unrestricted right to sell, transfer, lease, charge or otherwise dispose of all or any part of its interest in the Building or any interest of the Landlord in this Lease. In the event of any sale, transfer, lease, charge or other disposition to the extent that the assignee from the Landlord agrees with the Landlord to assume the obligations of the Landlord under this Lease, the Landlord shall thereupon, and without further agreement, be released of all liability under this Lease.

         12.07 EXHIBITING PREMISES. The Landlord and its agents, upon 24 hours' prior written notice to the Tenant, may exhibit the Premises during Business Hours to prospective purchasers or Mortgagees of the Building. In addition, during the last six months of the Term, the Landlord or its agent, upon 24 hours' prior written notice to the Tenant, may exhibit the Premises during Business Hours to prospective tenants for such space.

                                   ARTICLE 13

                 STATUS CERTIFICATES, SUBORDINATION, ATTORNMENT

         13.01 STATUS CERTIFICATES. The Tenant shall at any time and from time to time execute and deliver to the Landlord or as the Landlord, may direct within five (5) business days after it is requested a statement in writing, in the form supplied by the Landlord, certifying that this Lease is unmodified and in full force and effect (or if modified, stating the modification and stating that the Lease is in full force and effect as modified), the Commencement Date, the amount of the Minimum Rent and other Rent then being paid hereunder, the dates to which such Rent hereunder has been paid, whether or not there is any existing default on the part of the Landlord of which the Tenant is aware and any other particulars that the Landlord may reasonably request.

         13.02 SUBORDINATION AND ATTORNMENT. This Lease and the rights of the Tenant hereunder shall be subject and subordinate to all existing or future Mortgages and to all renewals, modifications, consolidations, replacements and extensions thereof. Whenever requested by the Landlord or a Mortgagee, the Tenant shall, within five (5) business days after such request, enter into an agreement with the Mortgagee whereby the Tenant postpones or subordinates this Lease to the interest of any stipulated Mortgagee and agrees that whenever requested by such Mortgagee it shall attorn to and become the tenant of such Mortgagee, or any purchaser from such Mortgagee in the event of the exercise by the Mortgagee of its power of sale, for the then unexpired residue of the Term upon all the terms and conditions of this Lease. The Tenant shall, at the request of the Landlord or any lessor under any ground lease affecting the Building, enter into an agreement with such lessor to the effect that it shall attorn to and become the tenant of such lessor, or any successor or assign, if the lessor or any successor or assign should take possession of the Building as a result of a default tinder any ground lease for the then unexpired residue of the Term upon all the terms and conditions of this Lease. Upon written request by the Tenant, the Landlord shall use its best efforts (provided this shall not involve any expense) to obtain written assurances from the lessor under any ground lease of the Lands or the Building or any Mortgagee with an interest in the Building prior to that of the Tenant to the effect that so long as the Tenant is not in default under this Lease such owner or Mortgagee will recognize the Tenant's rights under this Lease and not disturb the Tenant's occupancy of the Premises.

         13.03 NON-DISTURBANCE AGREEMENT. On the execution of this Lease, the Landlord, at Tenant's expense, shall use its best efforts to obtain a written agreement in a form acceptable to any Mortgagee and the Tenant, each acting reasonably, from any mortgagee, chargee or any encumbrancer of all or any part of the lands in the complex of which the Building forms part having priority over the Tenant to the effect that provided Tenant complies with the terms of the Lease, the Tenant shall be permitted to remain in quiet possession of the Premises pursuant to the terms of the Lease without interruption or disturbance from such Mortgagee.

                                   ARTICLE 14

                              REMEDIES OF LANDLORD

         14.01 EVENTS OF DEFAULT. Any of the following constitutes an Event of Default under this Lease:

         (a) any Rent is in arrears and is not paid within five (5) days after written demand by the Landlord;

         (b) the Tenant has breached any of its obligations in this Lease and, if such breach is capable of being remedied and is not otherwise listed in this Section 14.01, after notice in writing from the Landlord:

                  (i)      the Tenant fails to remedy such breach within fifteen
                           (15) days (or such shorter period as may be provided in this Lease); or

                  (ii) if such breach cannot reasonably be remedied within 15 days or such shorter period, the Tenant fails to commence to remedy such breach within such fifteen
                           (15) days or shorter period or thereafter fails to proceed diligently to remedy such breach;

         (c) the Tenant or any Indemnifier becomes bankrupt or insolvent or takes the benefit of any statute for bankrupt or insolvent debtors or makes any proposal, an assignment or arrangement with its creditors, or any steps are taken or proceedings commenced by any Person for the dissolution, winding-up or other termination of the Tenant's existence or the liquidation of its assets;

         (d) a trustee, receiver, receiver/manager, or a Person acting in a similar capacity is appointed with respect to the business or assets of the Tenant or any Indemnifier;

         (e) the Tenant or any Indemnifier makes a sale in bulk of all or a substantial portion of its assets other than in conjunction with a Transfer approved by the Landlord;

         (f) this Lease or any of the Tenant's assets are taken under a writ of execution and such writ is not stayed or vacated within fifteen (15) days after the date of such taking;

         (g) the Tenant makes a Transfer other than in compliance with the provisions of this Lease;

         (h) the Tenant abandons or attempts to abandon the Premises or the Premises become vacant or substantially unoccupied for a period of ten (10) consecutive days or more without the prior written consent of the Landlord;

         (i) the Tenant moves or commences, attempts or threatens to move its trade fixtures, chattels or equipment out of the Premises other than in the routine course of its business;

         (j) an Indemnifier, if any, fails to execute and deliver to the Landlord before the commencement of the Fixturing Period an indemnity agreement in the form attached hereto as Schedule F or at any time denies liability under any such indemnity agreement;

         (k) any event of default occurs under any lease or agreement relating to other premises in the Building leased to or occupied by the Tenant (save and except the letter agreement between the Landlord and Tenant executed contemporaneously with this Lease); or

         (1) any insurance policy covering any part of the Building is, or is threatened to be, cancelled or adversely changed (including a substantial premium increase) as a result of any action or omission by the Tenant or any Person for whom it is legally responsible.

         14.02 DEFAULT AND REMEDIES. If and whenever an Event of Default occurs, then without prejudice to any other rights which it has pursuant to this Lease or at law, the Landlord shall have the following rights and remedies, which are cumulative and not alternative:

                  (a) to terminate this Lease by notice to the Tenant or to re-enter the Premises and repossess them and, in either case, enjoy them as of its former estate, and the Landlord may remove all Persons and property from the Premises and store such property at the expense and risk of the Tenant or sell or dispose of such property in such manner as the Landlord sees fit without notice to the Tenant;

                  (b) to enter the Premises as agent of the Tenant and to relet the Premises for whatever length, and on such terms as the Landlord in its discretion may determine and to receive the rent therefor and as agent of the Tenant to take possession of any property of the Tenant on the Premises, to store such property at the expense and risk of the Tenant or to sell or otherwise dispose of such property in such manner as the Landlord sees fit without notice to the Tenant; to make alterations to the Premises to facilitate their reletting; and to apply the proceeds of any such sale or reletting first, to the payment of any expenses incurred by the Landlord with respect to any such reletting or sale second, to the payment of any indebtedness of the Tenant to the Landlord other than Rent and third, to the payment of Rent in arrears, with the residue to be held by the Landlord and applied to payment of future Rent as it becomes due and payable; provided that the Tenant shall remain liable for any deficiency to the Landlord;

                  (c) to remedy or attempt to remedy any default of the Tenant under this Lease for the account of the Tenant and to enter upon the Premises for such purposes; and no notice of the Landlord's intention to remedy or attempt to remedy such default need be given the Tenant unless expressly required by this Lease; and the Landlord shall not be liable to the Tenant for any loss, injury or damages caused by acts of the Landlord in remedying or attempting to remedy such default and the Tenant shall pay to the Landlord all expenses incurred by the Landlord in connection therewith;

                  (d) to recover from the Tenant all damages, costs and expenses incurred by the Landlord as a result of any default by the Tenant including, if the Landlord terminates this Lease, any deficiency between those amounts which would have been payable by the Tenant for the portion of the Term following such termination and the net amounts actually received by the Landlord during such period of time with respect to the Premises; and

                  (e) to recover from the Tenant the full amount of the current month's Rent together with the next three months' instalments of Rent, all of which shall accrue on a day to day basis and shall immediately become due and payable as accelerated rent.

         14.03 DISTRESS. Notwithstanding any provision of this Lease or any provision of applicable legislation, none of the goods and chattels of the Tenant on the Premises at any time during the Term shall be exempt from levy by distress for Rent in arrears, and the Tenant waives any such exemption. If the Landlord makes any claim against the goods and chattels of the Tenant by way of distress this provision may be pleaded as an estoppel against the Tenant in any action brought to test the right of the Landlord to levy such distress.

         14.04 COSTS. The Tenant shall pay to the Landlord all damages, costs and expenses (including, without limitation, all legal fees on a solicitor and client basis) incurred by the Landlord in enforcing the terms of this Lease, or with respect to any matter or thing which is the obligation of the Tenant under this Lease, or in respect of which the Tenant has agreed to insure or to indemnify the Landlord.

         14.05 SURVIVAL OF OBLIGATIONS. The indemnity provisions of this Lease and the Landlord's rights in respect of any failure by the Tenant to perform any of its obligations under this Lease shall remain in full force and effect notwithstanding the expiration or earlier termination of the Term.

         14.06 REMEDIES CUMULATIVE. Notwithstanding any other provision of this Lease, the Landlord may from time to time resort to any or all of the rights and remedies available to it in the event of any default hereunder by the Tenant, either by any provision of this Lease, by statute or common law, all of which rights and remedies are intended to be cumulative and not alternative, and the express provisions hereunder as to certain rights and remedies are not to be interpreted as excluding any other or additional rights and remedies available to the Landlord by statute or the general law.

                                   ARTICLE 15

                                  MISCELLANEOUS

         15.01 NOTICES. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be given by facsimile or other means of electronic communication or by hand delivery as hereinafter provided. Any such notice other communication, if sent by facsimile or other means of electronic communication, shall be deemed to have been received on the date of sending if sent during normal business hours on a Business Day, and otherwise on the first Business Day following the date of sending, or if delivered by hand shall be deemed to have been received at the time it is delivered to the applicable address noted below either to the individual designated below or to an individual at such address having apparent authority to accept deliveries on behalf of the addressee. Notice of change of address or telecopier number shall also be governed by this Section
                  15.01. Notices and other communications shall be addressed as follows:

                           (a) in the case of notice to the Landlord, to it at the address or telecopier number set out in paragraph 1.01(a)(ii); and

                           (b) in the case of notice to the Tenant, to it at the Premises or the telecopier number set out in paragraph 1.01(b)(ii).

         15.02 REGISTRATION OF LEASE. Neither the Tenant nor anyone on the Tenant's behalf or claiming under the Tenant shall register this Lease or any other instrument pertaining to this Lease against the Lands. If the Landlord or the Tenant intends to register a document for the purpose only of giving notice of this Lease or of any dealing with it, then, upon request of such party, the other party shall join in the execution of a short form or notice of this Lease solely for the purpose of supporting an application for registration of notice of this Lease or any subsequent dealing therewith. At the Landlord's option, the form of such documentation shall be prepared by the Landlord's solicitors at the requesting party's expense; otherwise the Tenant shall pay the Landlord's reasonable legal costs of reviewing the documentation presented by the Tenant.

         15.03    RELOCATION.  Intentionally Deleted.

         15.04 OVERHOLDING - NO TACIT RENEWAL. It is the Landlord's policy not to permit tenants to overhold. If the Tenant nevertheless remains in possession of the Premises after the end of the Term with the consent of the Landlord but has not executed and delivered a new lease, there shall be no tacit renewal of this Lease or the Term, notwithstanding any statutory provisions or legal presumption to the contrary, and the Tenant shall be deemed to be occupying the Premises as a tenant from month to month at a monthly Minimum Rent payable in advance on the first day of each month equal to the monthly amount of Minimum Rent payable during the last month of the Term and otherwise upon the same terms, covenants and conditions as are set forth in this Lease insofar as these are applicable to a monthly tenancy but, for greater certainty, including liability for all Additional Rent.

         15.05 UNAVOIDABLE DELAY. If and to the extent that either the Landlord or the Tenant shall be prevented, delayed or restricted by reason of Unavoidable Delay in the fulfilment of any obligation hereunder, then either the Landlord or the Tenant, as the case may be, shall be deemed not to be in default in the performance of such covenant or obligation and any period for the performance of such obligation shall be extended accordingly and the other party to this Lease shall not be entitled to compensation for any loss, inconvenience, nuisance or discomfort thereby occasioned, provided that in no event will the Tenant be relieved of its obligation to pay Rent as it becomes due.

         15.06 WAIVER. If either the Landlord or Tenant excuses or condones any default of the other of any obligation under this Lease, no waiver of such obligation shall be implied as a result of any continuing or subsequent default.

         15.07 PARTIAL PAYMENT OF RENT. Acceptance by the Landlord of a lesser amount than the monthly payment of Rent herein stipulated and any endorsement or statement on any check or documentation accompanying any payment of Rent shall not be deemed an acknowledgment of full payment or an accord and satisfaction, and the Landlord may accept such payment without prejudice to the Landlord's right to recover the balance of such Rent or to pursue any other remedy provided in this Lease.

         15.08 PLANNING ACT. This Lease is expressly conditional upon compliance with the Planning Act (Ontario) and any amendments thereto.

         15.09 METRIC CONVERSION. The Landlord may express any measurement in this Lease in metric measure in which case the following conversion factors apply: 1 meter = 3.2808 feet; 1 square meter = 1.7636 square feet; 1 foot =.3048 metres; and 1 square foot =.0929 square metres.

         15.10 DECISION OF EXPERT.The decision of any Expert whenever provided for under this Lease and any certificate related thereto (provided such decision is reasonably arrived at in accordance with the standards of his or her profession) shall be final and binding on the parties hereto and there shall be no further right of dispute or appeal.

         15.11 POWER, CAPACITY, AUTHORITY. The Landlord and the Tenant covenant, represent and warrant to one another respectively that they have the power, capacity and authority to enter into this Lease and to perform their obligations hereunder and that the Person(s) who have executed this Lease on their behalf have the authority to bind them.

         15.12 BANKRUPTCY AND INSOLVENCY ACT. The Tenant hereby irrevocably waives any right it may have under section 65.2(l) of the Bankruptcy and Insolvency Act, S.C. 1992, or any successor or similar legislation, to repudiate this Lease, and any such purported repudiation of this Lease shall be of no force or effect.

         15.13 PRIOR COMMITMENTS. The Tenant represents and warrants that there are no covenants, restrictions or commitments given by the Tenant to any other landlords, tenants in other developments, its mortgagees or any other third party which would prevent or inhibit the Tenant from entering into this Lease.

         15.14 QUIET ENJOYMENT. If the Tenant pays the Rent, fully performs all its obligations under this Lease and there has been no Event of Default, then the Tenant shall be entitled, subject to the provisions of this Lease, to peaceful and quiet enjoyment of the Premises for the Term without interruption or interference by the Landlord or any Person claiming through the Landlord.

      IN WITNESS WHEREOF the parties hereto have executed this Lease under seal.

                                       PROMIS SYSTEMS CORPORATION LTD.


                                       -----------------------------------------
                                       Name:
                                       Title:


                                       -----------------------------------------
                                       Name:
                                       Title:

                                       We have authority to bind the Corporation

                                       170 UNIVERSITY (TORONTO)
                                       PARTNERSHIP, by its asset manager,
                                       Gentra Canada Investments Inc.


                                       -----------------------------------------
                                       Name:             Scott E. Pennock
                                       Title:            Vice President


                                       -----------------------------------------
                                       Name:             Ryk Stryland
                                       Title:            Senior Vice President

                                       We have authority to bind the Corporation

SCHEDULE A to the Lease dated May 28, 1996, between 170 University (Toronto) Partnership (Landlord) and Promis Systems Corporation Ltd. (Tenant).

                           LEGAL DESCRIPTION OF LANDS

170 University Avenue
Toronto, Ontario

Parcel 2-1, Section A-736E
Land Titles Division of Metropolitan Toronto (No. 66) at Toronto

In the City of Toronto, in the Municipality of Metropolitan Toronto, being composed of Lot 2 on Registered Plan 736-E, designated as part 1 on Reference Plan 66R-16016.

The boundaries of the south side of Adelaide Street West and the west side of University Avenue were confirmed under the BOUNDARIES ACT (Ontario) by Plan BA-1325, registered as Instrument CT308070.

SCHEDULE B to the Lease dated May 28, 1996, between 170 University (Toronto) Partnership (Landlord) and Promis Systems Corporation Ltd. (Tenant).

                     PLAN OF THE 10TH FLOOR OF THE BUILDING

SCHEDULE B to the Lease dated May 28, 1996, between 170 University (Toronto) Partnership (Landlord) and Promis Systems Corporation Ltd. (Tenant).

                     PLAN OF THE 11TH FLOOR OF THE BUILDING

SCHEDULE B to the Lease dated May 28, 1996, between 170 University (Toronto) Partnership (Landlord) and Promis Systems Corporation Ltd. (Tenant).

                     PLAN OF THE 12TH FLOOR OF THE BUILDING

SCHEDULE B to the Lease dated May 28, 1996, between 170 University (Toronto) Partnership (Landlord) and Promis Systems Corporation Ltd. (Tenant).

                     PLAN OF THE 13TH FLOOR OF THE BUILDING

SCHEDULE C to the Lease date May 28, 1996, between 170 University (Toronto) Partnership and Promis Systems Corporation Ltd. (Tenant).

                              RULES AND REGULATIONS

1.01              LIFE SAFETY.

         (a) If any emergency situation arises the Tenant shall cause all occupants of the Premises to vacate the Building if directed to do so by the Landlord or any public authority, in the manner prescribed by the Landlord or such public authority.

         (b) No inflammable, explosive or dangerous materials shall be stored or used in the Premises and the Tenant shall not do, or omit to do, anything which may in any way breach Applicable Laws, increase the risk of fire or obstruct or interfere with the rights of other occupants of the Building.

2.01              SECURITY.

         (a) The Landlord may require that any Person entering and leaving the Building at any time other than Business Hours identify himself and satisfy security measures prescribed by the Landlord from time to time. The Landlord may prevent any Person from entering the Premises unless that Person possesses a key, pass or other authorization satisfactory to the Landlord, and may prevent any Person removing any goods therefrom without written authorization. The Landlord may institute a photo-identification or other security system, in which case identification cards or other necessary security devices must be obtained from the Landlord at the expense of the Tenant.

         (b) All entrance doors to the Premises must be kept locked when the Premises are not in use. Except as provided for below, all locks within the Premises and on the access doors to the Premises will permit access by the Landlord's master key or access cards. The Tenant shall not install any locks, bolts or other security devices affecting access to the Premises, or any part thereof, without the Landlord's prior written consent, which may be granted on a conditional basis. No change may be made to existing locks or locking mechanism within the Premises or on the access doors to the Premises without the Landlord's consent and co-ordination.

3.01              HOUSEKEEPING.

         (a) The Tenant shall keep the Premises tidy and free from rubbish, which shall be deposited in receptacles designated by the Landlord for waste.

         (b) The entrance, lobbies, elevators, staircases and other such facilities of the Building shall be used only for access to the Premises; the Tenant shall not obstruct or damage such facilities, or permit them to be obstructed or damaged by its agents, employees, officers, invitees or others under its control.

         (c) The Tenant shall not obstruct access to main header ducts, janitor and electrical closets and other Building Systems.

         (d) The Tenant shall, at its expense and at such reasonable intervals as the Landlord requires, exercise such pest control measures as directed by the Landlord using contractors designated by the Landlord, failing which the Landlord shall have the right, at its option, to exercise such pest control measures for the Premises, at the expense of the Tenant.

4.01              RECEIVING, SHIPPING, MOVEMENT OF ARTICLES.

         (a) No heavy equipment, safe or other items shall be moved by or for the Tenant except with the prior written consent of the Landlord, which may be arbitrarily withheld. Any such item shall be moved upon the appropriate steel-bearing plates, skids, or platforms, subject always to direction by the Landlord, and shall take place at such times and by such persons as the Landlord shall have approved.

         (b) No equipment, freight, office materials or supplies, furnishings or bulky matter shall be moved in or out of the Premises or carried on the escalators or elevators of the Building except during such hours as the Landlord shall have approved. Hand trucks and similar appliances shall be equipped with rubber tires, rubber bumpers and other safeguards approved by the Landlord, and shall be used only by prior arrangement with the Landlord.

         (c) The Tenant shall receive, ship and take delivery of, and require shippers and others to deliver and take delivery of, equipment, freight, office materials and supplies, and furnishings only through the appropriate service and delivery facilities and elevators provided in the Building and subject to such further regulations as the Landlord may from time to time impose. The service elevators in the Building shall not be used for the movement of any such item without the prior written consent of the Landlord and shall be left in clean condition following use.

5.01              PREVENTION OF INJURY TO PREMISES.

         (a) The Tenant shall not misuse or damage the Premises or any of the improvements or facilities therein, or unreasonably deface or mark any walls or other parts of the Premises.

         (b) The Tenant shall not: (a) install or use any radio, television or other similar device in the Premises which may in any manner constitute a disturbance or an annoyance to any other tenant in the Building, (b) install in the Premises or elsewhere in the Building any transmitting radio communications equipment without the Landlord's prior written consent; or (c) operate an electrical device from which may emanate electrical waves that may interfere with or impair radio or television broadcasting or reception from or in the Building. The Tenant shall not in any case erect or cause to be erected any aerial anywhere in the Building.

6.01              WINDOWS.

         (a) No curtains, blinds or other window coverings shall be installed by the Tenant without the prior written consent of the Landlord. Window coverings that are installed shall comply with the uniform scheme of the Building.

         (b) The Tenant shall not interfere with any window coverings installed upon exterior windows of the Building, and shall close such window coverings during such hours as the Landlord may require, and shall not install or operate any interior drapes installed by the Tenant so as to interfere with the exterior appearances of the Building or the climate control system of the Building.

7.01 WASHROOMS. The water closets and other water apparatus shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, ashes or other substance shall be placed therein. The Tenant shall be responsible for any damages resulting from misuse caused by it or by its agents, employees, officers, licensees or invitees. The Tenant shall not let the water run unless it is then being used.

9.01              Use of PREMISES.

         (a) No cooking or preparation of food which requires venting or produces odours shall be permitted in the Premises and no electrical apparatus likely to cause overloading of electrical circuits shall be used therein.

         (b) The tenant shall not use or permit use of the Premises in such manner as to create any noises or odours objectionable or offensive to the Landlord or any other tenant of the Building or other nuisance or hazard or to breach the provisions of Applicable Laws or any requirement of the insurers of the Building.

         (c) No Person shall use the Premises for sleeping apartments or residential purposes, or for the storage of personal effects or articles other than those required for business purposes.

         (d) No musical instruments or sound producing equipment or amplifiers which may be heard outside the Premises shall be played or operated on the Premises.

9.01 CANVASSING, SOLICITING, PEDDLING. The Tenant shall not perform, patronize or permit anyone under its control to perform any canvassing, soliciting or peddling in the Building and shall not install in the Premises any machines vending or dispensing refreshments or merchandising, except with the prior written consent of the Landlord.

10.01. BICYCLES. Bicycles or other vehicles shall not be brought or left in or upon any part of the Building except in such area or areas as are designated by the Landlord from time to time.

11.01 SIGNS. If pursuant to Section 6.07 of the Lease the Tenant is permitted to erect, affix or instal any sign or lettering which may be seen outside the Premises it shall at its own expense erect and maintain in good condition and repair any such sign or lettering and shall observe and comply with Applicable Laws, including the payment of license or other fees.

12.01 GENERAL. These rules and regulations, together with all amendments, deletions and additions, are not necessarily intended for uniform application, but may be waived in whole or in part in respect of other tenants of the Building without affecting their enforceability with respect to the Tenant and the Premises, and may be waived in whole or in part with respect to the Premises without waiving them as to future application to the Premises. The imposition of such rules and regulations shall not create or imply any obligation of the Landlord to enforce them or create any liability of the Landlord for any such lack of enforcement.

SCHEDULE D to the Lease dated May 28, 1996 between 170 University (Toronto) Partnership (Landlord) and promis Systems Corporation Ltd. (Tenant).

                               SPECIAL PROVISIONS

1.01 FAIR MARKET RENT. In this Schedule "D", the term "Fair Market Rent" means the rent charged for a similar term for space comparable to the Premises within the Building or other developments of similar age, size, and location in the City of Toronto for the purposes of determining Minimum Rent under Section 2.01 of this Schedule "D", Fair Market Rent shall be determined based upon the assumptions that: (a) all improvements to the Premises required to enable the Tenant to conduct business in the Premises in accordance with the provisions of this Lease, including the Leasehold Improvements, have been constructed and installed in the Premises as of the date of determination of Minimum Rent; and
(b) a Fair Market Allowance (as hereinafter defined) has been previously paid to the Tenant by the Landlord. For the purpose of determining, Minimum Rent under Sections 5.01 and 7.01 of this Schedule "D", tenant inducements, including leasehold allowances, if any, payable as of the date of determination of Fair Market Rent in respect of leases of such comparable space having a similar term (collectively the "Fair Market Allowance") shall be taken into account in determining Fair Market Rent.

2.01 ARBITRATION PROCEDURE. In the event of any dispute which this Lease expressly provides shall be resolved by arbitration, the following procedures shall apply:

         (a) The party wishing to have the issues submitted to arbitration shall give notice to the other party specifying the particulars of the matter or matters in dispute and proposing the name of the person it wishes to be the single arbitrator. Within fifteen (15) days thereafter, the other party shall give notice to the initiating party advising whether such party accepts the arbitrator proposed by the initiating party. If such notice is not given within such fifteen (15) day period, the other party shall be deemed to have accepted the arbitrator proposed by the initiating party. Failing agreement of the parties on a single arbitrator within such fifteen (15) day period, either party may apply to a judge of the Supreme Court of Ontario under the Arbitrations Act (Ontario) for the appointment of a single arbitrator on two (2) clear days' notice to the other party. Each party shall propose up to three (3) candidates for the position of arbitrator to the said judge who, upon receiving submissions of the parties with respect to the matter, shall select the arbitrator from amongst the candidates so named.

         (b) Within thirty (30) days of the establishment of the arbitrator, the party initiating the arbitration (the "Claimant") shall send the other party (the "Respondent") a statement of claim setting out in sufficient detail the facts and the contentions of law on which it relies and the relief it claims.

         (c) Within thirty (30) days of the receipt of the statement of claim, the Respondent shall send the Claimant a statement of defence stating in sufficient detail which of the facts and contentions of law in the statement of claim it admits or denies, on what grounds, and on what other facts and contentions of law it relies.

         (d) Within thirty (30) days of receipt of the statement of defence, the Claimant may send the Respondent a statement of reply.

         (e) All statements of claim, defence and reply shall be accompanied by copies (or, if they are especially voluminous, lists) of all essential documents on which the party concerned relies and which have not previously been submitted by any party, and (where practicable) by any relevant samples.

         (f) After submission of all the statements, the arbitrator will give directions for the further conduct of the arbitration.

         (g) Meetings and hearings of the arbitrator shall take place in the City of Toronto, or in such other place as the Claimant and the Respondent shall agree upon in writing and such meetings and hearings shall be conducted in the English language unless otherwise agreed by such parties and the arbitrator. Subject to the foregoing the arbitrator may at any time fix the date, time and place of meetings and hearings in the, arbitration, and will give all the parties adequate notice of these. Subject to any adjournments which the arbitrator allows, the final hearing will be continued on successive working days until it is concluded.

         (h) All meetings and hearings will be in private unless the parties otherwise agree.

         (i) Any party may be represented at any meetings or hearings by a legal practitioner.

         (j) The arbitrator will make its decision in writing and, unless both the parties otherwise agree, its reasons will be set out in the decision.

         (k) The arbitrator will send its decision to the parties as soon as practicable after the conclusion of the final hearing.

         (1) The decision shall be final and binding on the parties and shall not be subject to any appeal or review procedure provided that the arbitrator has followed the rules provided herein in good faith and has proceeded in accordance with the principles of natural justice.

         (m) By submitting to arbitration under the foregoing rules, the parties shall be taken to have conferred on the arbitrator the following jurisdiction and powers, to be exercised by it so far as the relevant law allows, and in its absolute and unfettered discretion, if it shall judge it to be expedient for the purpose of ensuring the just, expeditious, economical and final determination of the dispute referred to it.

         (n)      The arbitrator shall have jurisdiction to:

                  (i) determine any question of law arising in the arbitration;

                  (ii)     determine any question as to its own jurisdiction;

                  (iii) determine any question of good faith, dishonesty or fraud arising in the dispute;

                  (iv) order any party to furnish such further details of the party's case, in fact or in law, as it may require;

                  (v) proceed in the arbitration notwithstanding the failure or refusal of any party to comply with these Rules or with its orders or directions, or to attend any meeting or hearing, but only after giving that party written notice that it intends to do so;

                  (vi) receive and take into account such written or oral evidence as it shall determine to be relevant, whether or not strictly admissible in law;

                  (vii) hold meetings and hearings and make its decision (including the final decision) in Ontario or elsewhere with the concurrence of the parties thereto; and

                  (viii) order the parties to produce to it and to each other for inspection and to supply copies of any document or classes of documents in their possession or power which it determines to be relevant.

         (o) In addition, the arbitrator shall have such further jurisdiction and powers as may be allowed to it by the laws of Ontario, the contract between the parties, the arbitration agreement, the submission or reference to arbitration, and the laws of any place in which it holds hearings or in which witnesses attend before it, and of any place in which it gives any directions or makes any orders or any award.

         (p) Notwithstanding the parties' intention that the arbitrator be able to act free of court proceedings as set forth herein, the parties consent to the decision of the arbitrator being entered in any court having jurisdiction for the purposes of enforcement. In addition, any party may apply to an appropriate court for such relief and it is expressly agreed that the making of any such application or the grant of such relief by a court shall not be deemed to be in derogation of the parties' intention that the dispute be the subject of final and binding arbitration as set forth herein.

         (q) Notwithstanding any other provision contained herein, the costs of such arbitration shall be shared equally by the Landlord and the Tenant.

3.01 RIGHT OF FIRST OFFER. The Landlord grants to the Tenant an option to lease all or any part of the ninth (9th) floor (the "First Offer Premises") of the Building which becomes available to lease at any time following the date the first lease for such premises is entered into by the Landlord, on the following terms and conditions:

         (a) The Landlord shall give notice (the "Notice") in writing to the Tenant that the First Offer Premises are available, which notice shall state the rental rate per square foot of Rentable Area, any cash allowances or inducements to be granted with respect thereto and any rent free periods available in connection with the First Offer Promises. The Tenant shall have fourteen (14) business days (the "Option Period") after receipt of the Notice to exercise its option to lease the First Offer Premises. If the Tenant elects to lease the First Offer Premises within the Option Period, then the lease of the First Offer Premises shall be upon the terms set out in the Notice, shall be for a term commencing on the date specified in the Notice and expiring on the date of expiry of the Term or the Extended Term, as the case may be, and shall otherwise be on the same terms and conditions as this Lease (including without limitation, the rights to extend the Term under
                  Section 3.01). If the Tenant shall fail to elect to lease the First Offer Premises within Option Period, then the Landlord shall be free to lease the First Offer Premises to any third party at a rental and upon terms which in the aggregate are not more favourable to the tenant than those offered to the Tenant in the Notice. It is acknowledged that the Lease to a third party may be for a term which is longer or shorter than the term of the Lease for spare to the Tenant and the tenant allowance, if any, provided for in the Notice will be adjusted, if necessary, to take into account the different term.

          (c) For greater certainty, it is understood and agreed that the option granted herein is a continuing option and shall continue to apply as the First Offer Premises become available to lease from time to time during the term, as extended.

         (d) The Landlord and Tenant shall enter into a lease amending agreement prepared by the Landlord at the Tenant's expense to give effect to the provisions of this Section 6.01.

4.01              EXTENSION OF TERM.  If:

         (a) the Tenant is Promis Systems Corporation Ltd. or a Related Party of Promis Systems Corporation Ltd. and is not then in default under this Lease; and

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                                       D-4

         (b) the Tenant gives the Landlord not less than nine (9) months notice prior to the expiration of the Term (the "Notice of Extension") of the Tenant's intention to extend the Term, then the Landlord will grant the Tenant the right to extend the Term for the Premises on an "as is" basis for a further period of five (5) years (the "Extended Term") commencing upon the expiration of the Term, and the Extended Term shall be on the same terms and conditions as are contained in this Lease except that:

                  (i)      there shall be no further right to extend the Term;

                  (ii) the Tenant shall enter into an Extension Agreement prepared by the Landlord at the Tenant's expense to give effect to the Extended Term; and

                  (iii) the Minimum Rent payable during each Lease Year during the Extended Term shall be the Fair Market Rent to be agreed upon between the Tenant and Landlord within thirty (30) days of the delivery of the Notice of Extension failing agreement, determined by arbitration pursuant to Section 3.01.

If Tenant fails to give the Notice of Extension then this Section 4.01 shall be null and void and of no further force or effect. If the Tenant gives the Notice of Extension the Tenant will forthwith execute the documentation submitted by the Landlord pursuant to subsection (ii) of this Section 4.01.

It is further understood and agreed that the right of the Tenant to extend the Term of this Lease pursuant to this Section 4.01 shall apply to all of the Premises occupied by the Tenant on expiration of the initial Term,

5.01 PARKING SPACES. So long as the ownership of 170 University Avenue, Toronto, Ontario and 105 Adelaide Street West, Toronto, Ontario remain the same, the Tenant shall have the right throughout the Term and any extensions thereof, to use up to three (3) reserved parking spaces and twelve (12) unreserved parking spaces in the parking garage of the Building municipally known as 105 Adelaide Street West, Toronto, Ontario. The present parking rates for reserved parking is Three Hundred and Fifteen Dollars ($315.00) per month (plus applicable Goods and Services Tax) and Two Hundred and Ten Dollars ($210.00) per month (plus applicable Goods and Services Tax) for unreserved spaces. The said parking rates will be based upon the current market rates designated by the Landlord and are subject to change from time to time.

6.01 REASONABILITY. Save where a contrary intention is expressly stated, any allocation of any cost, charge or expense which is to be determined by the Landlord under this Lease shall be done on a reasonable and equitable basis.

7.01 SIGNAGE. The Tenant shall be entitled to prominently install at its sole cost and expense (including the maintenance and repair thereof) its corporate logo or signage to the top facia of the north side of the Building. The said signage shall be of a design and quality selected by the Tenant acting reasonably and befitting the image of the Building and shall be further subject to the consent of the Landlord, such consent not to be unreasonably delayed or withheld. The Landlord shall not grant any prominent external building identification rights on the top facia of the Building to any third party tenant during the Term and any renewal thereof.

The Tenant shall further be entitled to prominently install at its sole cost and expense (including the maintenance and repair), its corporate name and/or logo above the main entrance to the Building. The said signage shall be of a design and quality selected by the Tenant acting reasonably and befitting the image of the building and shall be subject to the consent of the Landlord such consent not to the unreasonably withheld.

All of the rights granted by the Landlord pursuant to this Section 7.01 shall be personal to the Tenant and shall not be assignable by the Tenant and shall be further subject to compliance with all applicable by-laws and regulations.

The Tenant agrees to pay as Additional Rent an amount equal to Sixteen Thousand Dollars ($16,000.00) per annum in equal monthly payments in the manner prescribed in Article 4 of the Lease for the initial Term of the Lease for the signage rights granted by the Landlord pursuant to this Section 7.01, provided, however, in the event that the Tenant extends the lease pursuant to Section 4.01 of this Schedule "D", there will be no further charge for the signage granted pursuant to this Section 7.01.

The Tenant agrees to be responsible throughout the Term and any renewals or extensions thereof for the cost of all maintenance and repair of all signage installed pursuant to this Section 7.01.

SCHEDULE E to the Lease dated , between 170 University (Toronto) Partnership
         (Landlord) and Promis Systems Corporation Ltd. (Tenant).

                   INDEMNITY AGREEMENT - INTENTIONALLY DELETED

         THIS AGREEMENT dated

BETWEEN:

                  (the "Indemnifier")

                                                               OF THE FIRST PART

                  - and -

                  (the "Landlord")

                                                              OF THE SECOND PART

         WHEREAS the Indemnifier and the Tenant have requested the Landlord to enter into a lease (the "Lease") dated __, 19__, between it as landlord and __________ as tenant (the "Tenant") relating to premises in the building known, or to be known, as __________ and the Landlord has agreed to do so only if the Indemnifier executes and delivers this agreement under seal in favour of the Landlord;

         NOW THEREFORE for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged by the Indemnifier), the Indemnifier hereby agrees with the Landlord as follows:

         (a) the Indemnifier shall indemnify and save the Landlord harmless from all damages and costs incurred by the Landlord if, during the period which is expressed by Section 3.01 of the Lease to be its term, or any renewal thereof, the Landlord does not receive any amount payable by the Tenant under the Lease for such period which, if the Lease were in full force and effect and good standing, would be payable under the Lease;

         (b) if the Tenant defaults in the payment of any amount payable under the Lease or in the due performance of any other obligation of the Tenant under the Lease the Indemnifier shall forthwith upon demand by the Landlord pay to the Landlord any amount so payable and all damages that may arise upon the default by the Tenant in the payment thereof or in the due performance of any such obligation;

         (c) the Indemnifier shall be jointly and severally bound with the Tenant to the Landlord for the performance of the obligations of the Tenant under the Lease, and its liability shall be that of a direct and primary obligor and not merely that of a surety;

         (d) if the Tenant defaults under the Lease the Landlord may proceed against the Indemnifier as if it were the Tenant, without waiving any of its rights against the Tenant and without any requirement that the Landlord shall first have proceeded against the Tenant or had recourse to or exhausted any of its remedies against the Tenant;

         (e) the obligations of the Indemnifier and the rights of the Landlord hereunder shall not be affected or in any way prejudiced or impaired by any delay, neglect or forbearance by the Landlord in enforcing performance by the Tenant of its obligations under the Lease or by the granting by the Landlord to the Tenant of any extension of time or by any waiver by the Landlord of any of the Tenant's obligations or by any assignment or sublease or other dealing by the Tenant with the Lease or the premises whether with or without the consent of the Landlord or by any want of notice to the Indemnifier or by any dealing between the Landlord and the Tenant with or without notice to the Indemnifier or by any dealing between the Landlord and the Tenant with or without notice to the Indemnifier whereby the respective obligations and rights of either the Landlord or the Tenant are amended including any amendment of the Lease or by any other act or failure to act by the Landlord which would release, discharge or affect the obligations of the Indemnifier if it were a mere surety, and with the intent that this indemnity shall not be released or affected or the rights of the Landlord hereunder in any way impaired until such time as all the obligations of the Tenant under the Lease have been fully performed and satisfied;

         (f) the obligations of the Indemnifier hereunder shall not be released, discharged or affected by the bankruptcy or insolvency of the Tenant or any disclaimer by any trustee in bankruptcy of the Tenant or by the Tenant ceasing to exist (whether by winding-up, forfeiture, cancellation or surrender of charter, or any other circumstance) or by any event terminating the Lease including a re-entry or termination pursuant to Section 14.02 of the Lease; if a re-entry or termination shall occur under any such provisions the Landlord may requi re the Indemnifier to enter into a lease of the premises as a tenant upon the terms and conditions of the Lease for the unexpired residue of the term of the Lease;

         (g) the obligations of the Indemnifier hereunder may be assigned by the Landlord, will benefit and be enforceable by the successors and assigns of the Landlord and shall bind the heirs, executors and legal representatives and the successors and assigns of the Indemnifier; and

         (h) the grammatical changes required to make the provisions of this agreement apply in the plural sense where the Indemnifier comprises more than one person and to corporations, firms, partnerships, or individuals male or female, will be assumed as though in each case fully expressed, and if the Indemnifier consists of more than one person, the agreements of the Indemnifier shall be deemed to be joint and several agreements of each such person; and

         (i) this agreement shall be governed by the laws of the Province of Ontario.

                  The Indemnifier acknowledges receipt of a copy of the Lease and covenants, represents and warrants that it has full power, capacity and authority to enter into this agreement and to perform its obligations hereunder and that the person(s) who have executed this agreement on behalf of the Indemnifier have the authority to bind the Indemnifier. Whenever any reference is made herein to the Lease or the obligations of the Tenant thereunder, such reference shall be deemed to include all amendments and modifications to the Lease and any change of or increase in the Tenant's obligations thereunder, including without limitation those which result from the exercise by the Tenant of any option to lease additional premises or the exercise by the Tenant of any right to extend or renew the term of the Lease as provided therein, any and all agreements and instruments executed by the Tenant concurrently with the Lease or pursuant thereto and which relate to the Premises, and shall be deemed to include the Tenant's obligations under such agreements and instruments, including without limitation any agreement with respect to the work to be performed by the Tenant or by the Landlord on its behalf with respect to the construction of leasehold improvements and fixtures in the Premises, any parking agreement, any agreement with respect to storage facilities and any agreement with respect to the assumption by the Landlord of the Tenant's existing lease obligations elsewhere.

                  In witness whereof the Indemnifier has executed this
                           agreement under seal.

                                                     Per: _____________________

                                   CERTIFICATE

___________________________1, 199__

170 University (Toronto) Partnership, by its Asset Manager
Gentra Canada Investments Inc.
70 York Street
Suite 1400
Toronto, Ontario
M5J 1S9

Attention: The Asset Manager, 170 University Avenue

Dear Sirs:

Re:      Promis Systems Corporation Ltd.
         LEASE AT 170 UNIVERSITY AVENUE

This letter shall confirm that effective ____________________1, 199_, Promis Systems Corporation Ltd. (the "Corporation") is not currently in material default of any of the obligations of the Corporation and does not anticipate a material default of any obligations of the Corporation in the next 30 days.

Yours truly,

Chief Financial Officer